LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made as of the 16th day of March, 2016 (the “Effective Date”), between WHITE MOUNTAIN TITANIUM CORPORATION, a Nevada corporation, (the “Borrower”) and Sociedad Contractual Minera White Mountain Titanium, a Chilean stock company and wholly-owned subsidiary of Barrower (“SCM Subsidiary”), and NEXO WMTM Holdings, LLC, a Delaware limited liability company (“Lender”). Certain capitalized terms used in this Agreement are defined in Section 9 of this Agreement.

R E C I T A L S

WHEREAS, Borrower is a mineral exploration company engaged in the search for mineral deposits or reserves which could be economically and legally extracted or recovered from mining concessions designated as the Borrower’s Cerro Blanco Project located in the Atacama region (Region III) of northern Chile, which concessions are held by SCM Subsidiary;

WHEREAS, Borrower has requested that Lender make a loan to Borrower to be used primarily to develop the Cerro Blanco Project as described in this Agreement, and Lender is willing to loan such amount to Borrower subject to the terms and conditions of this Agreement.

NOW, THEREFORE, the Parties hereto agree as follows:

1.      LOAN TRANSACTION.

a.      Amount. Lender agrees, on the terms and conditions of this Agreement, to make an unsecured loan (the “Loan”) to Borrower in the principal amount of Two Million and No/100 Dollars ($2,000,000.00), to be disbursed to Borrower as described in Section 1(e), below.

b.      Purpose. The proceeds of the Loan shall be used exclusively for those purposes set forth in the budget in Exhibit A attached hereto (the “Use of Proceeds Budget”).

c.      Note. The Loan shall be evidenced by, and payable in accordance with, a single 7% Senior Convertible Promissory Note (the “Note”) in form attached hereto as Exhibit B and dated as of the date of this Agreement. The Note shall bear simple interest on the unpaid principal amount thereof until such principal amount shall be paid in full, at 7% per annum. The Note is convertible into preferred shares of the Borrower’s Series A Preferred Stock (the “Series A Shares”) created under the Certificate of Designations attached hereto as Exhibit C (the “Series A Certificate of Designations”). The Series A Shares are convertible into Common Stock at the rate and under the terms established under the Series A Certificate of Designations. The Note shall be guaranteed by SCM Subsidiary as provided in the Note.

d.      Term. The term of the Loan shall be for a period of two years from the Effective Date, unless renewed or extended by the Parties by mutual agreement in writing.

e.      Disbursements of the Loan Proceeds. On the Effective Date, and subject to the terms and conditions under this Agreement, Lender shall disburse Two Million and No/100 Dollars ($2,000,000.00) to Borrower (the “Disbursement”) to be used as described in Exhibit A attached hereto. The Disbursement shall be deposited by bank wire transfer into the account of the Borrower in accordance with bank wiring instructions furnished to the Lender at least 48 hours prior to the Disbursement.

f.      Warrants to Purchase Common Stock. Contemporaneous with the Disbursement, and as additional consideration for the Loan, the Borrower shall issue to the Lender warrants to purchase up to 8,333,333 shares of common stock of the Borrower (the “Warrant Shares”) evidenced by a single warrant agreement (the “Warrant”) in form attached hereto as Exhibit D. The Warrant shall have a term of three years and shall be exercisable at $0.30 per share.

g.      Preferred Shares. Also contemporaneous with the Disbursement, and as additional consideration for the Loan which is not precluded by the Borrower’s Bylaws nor Articles of Incorporation, the Borrower shall issue to the Lender 100 Series A Shares evidenced by a single stock certificate representing the 100 Series A Shares. The Borrower shall not issue any additional Series A Shares except upon conversion of the Note as provided therein. Contemporaneous with the Disbursement, the Parties shall enter into the Registration Rights Agreement for registration of the shares of Common Stock issuable upon conversion of the Series A Shares as provided in the form of the Registration Rights Agreement attached hereto as Exhibit E.

h.      Default Protection. Pursuant to the terms outlined therein, the Borrower agrees to Confession of Judgment provisions for narrow and limited reasons known as the Stipulated Reasons of Judgment as shown in Exhibit B (a “Default Protection”). In the event that Borrower is for any reason unable to repay the Loan, SCM Subsidiary hereby agrees to repay any remaining amount of the Loan.

i.      Assignment of Development Rights of Cerro Blanco Desalination Plant. Contemporaneous with the Disbursement, the Parties shall enter into an agreement for the construction and operation of a desalination plant as provided in the Development Assignment attached hereto as Exhibit F (the “Development Assignment”).

j.      Appointment of Chairman. Contemporaneous with the Disbursement, Borrower shall appoint Andrew Sloop as nonexecutive chairman of the Board of Directors.

2.      CONDITIONS PRECEDENT TO DISBURSEMENT. Lender’s obligation to make the Disbursement shall be subject to the fulfillment to Lender’s satisfaction of all of the conditions set forth in this Agreement and the other Loan Documents. Borrower understands and agrees that each of the conditions set forth in this section is for the sole benefit of Lender.

a.      Loan Documents. Borrower shall have provided to Lender in form satisfactory to Lender and its legal counsel (a) each and every Loan Document, duly and validly executed by Borrower; and (d) any other documents required under this Agreement or by Lender or its counsel.

b.      Borrower Authorizations. Borrower shall have provided Lender copies of the resolutions of the Borrower’s Board of Directors (the “Board”) authorizing, approving and ratifying this Agreement and the other Loan Documents and the transactions contemplated herein and therein, as applicable, duly adopted by the Board, together with a certificate of an authorized officer of Borrower, dated the date hereof, stating that each such copy is a true and correct copy of resolutions duly adopted at a meeting, or by action taken on written consent, of the Board and that such resolutions have not been modified, amended, rescinded or revoked in any respect and are in full force and effect as of the date hereof.

c.      Classification of Directors. Prior to the Disbursement, the Borrower shall have provided to the Lender proof of an amendment to the Borrower’s Bylaws to provide for election of directors by the holders of the Series A Preferred Shares in accordance with the terms of the Certificate of Designations.

d.      Other. Borrower shall have provided Lender all such other documents or items reasonably requested by Lender or its counsel.

3.      REPRESENTATIONS AND WARRANTIES. In order to induce Lender to enter into this Agreement and to make the Loan, Borrower represents and warrants to Lender as follows (which representations and warranties shall survive the delivery of the Loan Documents and the making of the Loan contemplated hereby):

a.      Organization. Each of the Borrower and the SCM Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Borrower has delivered to the Lender true, correct and complete copies of the Articles of Incorporation and Bylaws and other organizational documents, as currently in effect, of the Borrower and the SCM Subsidiary, each as amended to date.

b.      Issuance of Securities. The equity securities issuable under this Agreement are duly authorized and, when issued and paid for in accordance with the Loan Documents, will be free and clear from all Encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or similar rights of stockholders. The Series A Shares shall be entitled to all the rights and preferences set forth in the Certificate of Designations. As of the Effective Date, a number of shares of Common Stock shall have been duly authorized and reserved for issuance which equals 130% of the number of shares of Common Stock issuable upon conversion of the Preferred Shares and issuable upon exercise of the Warrants. Upon exercise and issuance in accordance with the Warrants, the Warrant Shares shall be validly issued, fully paid and nonassessable and free from all Encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Upon conversion of the Preferred Shares and the issuance of shares of Common Stock in accordance with the Certificate of Designations, the shares of Common Stock shall be validly issued, fully paid and nonassessable and free from all Encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. As of the Effective Date, the Certificate of Designations shall have been filed with the Secretary of State of the State of Nevada and shall be in full force and effect, enforceable against the Borrower in accordance with its terms and shall not have been amended.

c.      Authorization; Validity of Agreement. The Borrower has the requisite power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents to be executed and delivered by the Borrower pursuant to this Agreement, and to assume and perform any obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Each of this Agreement and the other Loan Documents to be executed and delivered by the Borrower pursuant to this Agreement have been duly authorized, executed and delivered by the Borrower and are valid and binding obligations of the Borrower, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Borrower has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy or similar law nor does Borrower have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or similar proceedings.

d.      SEC Reports; Financial Statements. Borrower has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, or on a voluntary basis as though such documents had been required to be filed under these provisions, for the two years preceding the date hereof (or such shorter period as the Borrower was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The consolidated financial statements of Borrower included in the SEC Reports (the “Financial Statements”) comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. The Financial Statements have been prepared in accordance with GAAP (except (i) as may be otherwise indicated in the Financial Statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Borrower on a consolidated basis as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

e.      Liabilities. There are no material liabilities of Borrower, whether accrued, absolute, contingent or otherwise, which arose or relate to any transaction of Borrower or any Subsidiary, their agents or servants occurring prior to the period covered by the Financial Statements which are not disclosed by or reflected in the Financial Statements. To the Knowledge of Borrower, there are no circumstances, conditions, happenings, events or arrangements, contractual or otherwise, which may hereafter give rise to liabilities, except in the normal course of business of Borrower and its Subsidiaries.

f.      Material Changes; Undisclosed Events, Liabilities or Developments. Since the period covered by the Financial Statements, (i) there has been no event, occurrence or development that has had or that could reasonably be expected, individually or in the aggregate, to result in or cause a Material Adverse Effect, (ii) Borrower has not incurred any liabilities (contingent or otherwise) other than trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (iii) Borrower has not altered its method of accounting, (iv) Borrower has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, and (v) Borrower has not issued any equity securities to any officer, director or Affiliate. Except for the transactions contemplated by the Loan Documents, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to Borrower, any Subsidiary, or their business, prospects, properties, operations, assets or financial condition that would result in or cause a Material Adverse Effect.

g.      Taxes. All federal, state, foreign, county, and local income, withholding, profits, franchise, occupation, property, sales, use, gross receipts and other taxes (including any interest or penalties relating thereto) and assessments which are due and payable have been duly reported, fully paid and discharged as reported by Borrower, and there are no unpaid taxes which are, or could become a Lien on the properties and assets of Borrower, except as provided for in the Financial Statements, or have been incurred in the normal course of business of Borrower and its Subsidiaries since that date. All tax returns of any kind required to be filed have been filed and the taxes paid. There are no disputes as to taxes of any nature payable by Borrower or its Subsidiaries.

h.      Environmental Laws. Each of Borrower and the SCM Subsidiary (i) is in compliance with any and all Environmental Laws; (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its business; and (iii) is in compliance with all terms and conditions of any such permit, license or approval, including the EIS, where, in each of the three foregoing cases, the failure to so comply would have or cause, individually or in the aggregate, a Material Adverse Effect.

i.      Compliance. Neither Borrower nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by Borrower or any Subsidiary under), nor has Borrower or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it or he is a party or by which it or he or any of their properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the mortgage industry, except in each case as could not have or reasonably be expected to result in or cause a Material Adverse Effect.

j.      Insurance. Each of Borrower and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which Borrower or a Subsidiary, as applicable, is engaged. Neither Borrower nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

k.      Litigation. There are no actions, suits, arbitrations, regulatory proceedings or other litigation, proceedings or governmental investigations pending or, to the Knowledge of Borrower or any Subsidiary, threatened against Borrower or any Subsidiary or any of their officers or directors in their capacity as such, or any of their properties or businesses, and Borrower has no Knowledge of any facts or circumstances which may reasonably be likely to give rise to any of the foregoing. Neither Borrower nor any Subsidiary is subject to any order, judgment, decree, injunction, stipulation or consent order of or with any court or other Governmental Authority. Neither Borrower nor any Subsidiary has entered into any agreement to settle or compromise any proceeding pending or threatened in writing against it which has involved any obligation for which either Borrower or any Subsidiary or their properties or business has any continuing obligation. There are no claims, actions, suits, proceedings, or investigations pending or, to the Knowledge of Borrower, threatened by or against either Borrower or any Subsidiary with respect to this Agreement or the other Loan Documents, or in connection with the transactions contemplated hereby or thereby, and Borrower has no reason to believe there is a valid basis for any such claim, action, suit, proceeding or investigation.

l.      Labor Relations. No material labor dispute exists or, to the knowledge of Borrower, is imminent with respect to any of the employees of Borrower or any Subsidiary, which could reasonably be expected to result in or cause a Material Adverse Effect. None of Borrower or any Subsidiary’s employees is a member of a union that relates to such employee’s relationship with Borrower or a Subsidiary, and neither Borrower nor any Subsidiary is a party to a collective bargaining agreement, and Borrower reasonably believes that their relationship with their employees is good. No executive officer, to the Knowledge of Borrower, is, or is now expected to be, in violation of any material term of any employment or consulting contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment or engagement of each such executive officer does not subject either Borrower or any Subsidiary to any liability with respect to any of the foregoing matters. Each of Borrower and the Subsidiaries is in material compliance with all U.S. federal, state, and local laws, all applicable foreign laws, and all U.S. and foreign regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have or cause a Material Adverse Effect.

m.      Material Contracts. Excepting the Loan Documents, the SEC Reports set forth true, complete and correct lists of every Material Contract currently in effect to which the Borrower or any of the Subsidiaries is a party. Each of the Material Contracts is in full force and effect and there is not now and there has not been claimed or alleged by any Person with respect to any of the Material Contracts, any existing default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of the Borrower or any of the Subsidiaries or on the part of any other party thereto; no consent from, or notice to, any Governmental Authority or other Person is required in order to maintain in full force and effect any of the Material Contracts, other than such consents that have been obtained and are in full force and effect.

n.      Regulatory Permits. Borrower and SCM Subsidiary possess all certificates, authorizations and Permits issued by the appropriate federal, state, local or foreign regulatory authorities, including the EIS, necessary to conduct its business as described in the SEC Reports, except where the failure to possess such Permits could not reasonably be expected to result in or cause a Material Adverse Effect (“Material Permits”), and neither Borrower nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

o.      Title to Assets. Each of Borrower and the Subsidiaries has good and marketable title in fee simple to all real property owned by it and good and marketable title in all personal property owned by it that is material to the business of Borrower or any Subsidiary, as applicable, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by such entity and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by either Borrower or any Subsidiary are held by it under valid, subsisting and enforceable leases with which such entity is in compliance.

p.      Mining Interests. The Borrower, though SCM Subsidiary, holds Good and Defensible Title to the Cerro Blanco Project. Neither the Borrower nor SCM Subsidiary is in material breach or default (and no situation exists which with the passing of time or giving of notice would give rise to such a breach or default) of SCM Subsidiary’s obligations under any of the Cerro Blanco Basic Documents, and no breach or default by any other party to any Cerro Blanco Basic Document (or situation which with the passage of time or giving of notice would give rise to such a breach or default) exists, to the extent such breach or default (whether by SCM Subsidiary or another party to any Cerro Blanco Basic Document) could adversely affect any of the interests of SCM Subsidiary in and to the Cerro Blanco Project. All conditions necessary to maintain the Cerro Blanco Basic Documents in force have been duly performed. To the Knowledge of Borrower, no delinquent unpaid bills or past due charges exist for any labor and materials incurred by or on behalf of the Borrower or SCM Subsidiary related to the exploration, development or operation of the Cerro Blanco Project. No suit, action or proceeding (including, without limitation, tax or environmental demands proceedings) is pending or threatened, which might result in material impairment or loss of title to any of the interests in the Cerro Blanco Project or the material value thereof.

q.      Survival of Representations and Warranties. Borrower understands and agrees that Lender, without independent investigation, is relying upon the above representations and warranties in making the Loan to Borrower. Borrower further agrees that the foregoing representations and warranties shall be continuing in nature and shall remain in full force and effect in all material respects so long as the Note remains outstanding.

4.      REPRESENTATIONS AND WARRANTIES OF LENDER. In order to induce Borrower to enter into this Agreement and to issue the Note, the Warrant, and the Series A Shares concurrent with the Distribution, Lender represents and warrants to Borrower as follows (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of the Loan contemplated hereby):

a.      Organization; Authority. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by the Loan Documents and otherwise to carry out its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Lender and constitutes the valid and binding obligation of the Lender, enforceable against it in accordance with its terms.

b.      Accredited Investor. The Lender is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act.

c.      Restricted Securities. The Lender understands that none of the Securities has been registered pursuant to the Securities Act, or any state securities act, and thus are “restricted securities” as defined in Rule 144 promulgated by the SEC under the Securities Act. Accordingly, the undersigned hereby acknowledges that it is prepared to hold the Securities for an indefinite period.

d.      Investment Purpose. The Lender acknowledges that the Note, the Warrant, and the Series A Shares are being purchased for its own account, for investment, and not with the present view towards the distribution, assignment, or resale to others or fractionalization in whole or in part.

e.      Limitations on Resale; Restrictive Legend. The Lender acknowledges that it will not sell, assign, hypothecate, or otherwise transfer any rights to, or any interest in, the Securities except (i) pursuant to an effective registration statement under the Securities Act, or (ii) in any other transaction which, in the opinion of counsel acceptable to the Borrower, is exempt from registration under the Securities Act, or the rules and regulations of the SEC thereunder. The Lender also acknowledges that an appropriate legend will be placed upon each of the documents or certificates representing the Securities stating that they have not been registered under the Securities Act and setting forth or referring to the restrictions on transferability and sale thereof.

f.      Information. The Lender has been furnished (i) with all requested materials relating to the business, finances, and operations of the Borrower; (ii) with information deemed material to making an informed investment decision; and (iii) with additional requested information necessary to verify the accuracy of any documents furnished to the undersigned by the Borrower. Representatives of the Lender have been afforded the opportunity to ask questions of the Borrower and its management and to receive answers concerning the terms and conditions of this transaction.

g.      Documents. Representatives of the Lender have received or had access to following documents: (i) the Borrower’s annual report on Form 10-K for the year ended December 31, 2014 (the “Annual Report”); (ii) the Borrower’s quarterly reports on Form 10-Q for each of the quarters following the date of the Annual Report; (iii) the Borrower’s reports on form 8-K filed with the SEC since the filing of the Annual Report; and (iv) each and every other filing made by the Borrower with the SEC since the Annual Report. Such persons have relied upon the information contained therein and have not been furnished any other documents, literature, memorandum, or prospectus.

h.      Knowledge and Experience in Business and Financial Matters. The parties representing the Lender in this transaction have such knowledge and experience in business and financial matters that they are capable of evaluating the risks of the prospective investment in the Borrower, and the financial capacity of the Borrower is of such proportion that the total amount of the Loan to the Borrower would not be material when compared with its total financial capacity.

5.      AFFIRMATIVE COVENANTS. Borrower covenants and agrees with Lender that, while this Agreement is in effect, Borrower will, for itself and on behalf of the Subsidiaries:

a.      Change in Financial Condition/Litigation. Promptly inform Lender in writing of (a) all material adverse changes in Borrower’s financial condition, and (b) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting Borrower which could materially and adversely affect its financial condition.

b.      Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis.

c.      Additional Information. Furnish such true and accurate additional information and copies of statements, financial statements, lists of assets and liabilities, agings of receivables and payables, inventory schedules, budgets, notices of any claims or lawsuits concerning Borrower’s business operations (including but not limited to claims of materialmen or subcontractors), forecasts, tax returns, and other reports with respect to Borrower’s financial condition and business operations as Lender may reasonably request from time to time.

d.      Insurance. Maintain reasonable insurance coverage on the Cerro Blanco Project in accordance with past practices or as reasonably necessary in the future to protect the value of the Cerro Blanco Project.

e.      Other Agreements. Comply with all terms and conditions of all Material Contracts whether now or hereafter existing, between Borrower and any other party and notify Lender immediately in writing of any default in connection with any other such agreements.

f.      Loan Proceeds. Use all Loan proceeds as set forth in the Use of Proceeds Budget, unless specifically consented to the contrary by Lender in writing.

g.      Taxes, Charges and Liens. Provided it does not give rise of an Event of Default hereunder, pay and discharge prior to delinquency all of Borrower and each Subsidiary’s indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon Borrower, any Subsidiary, or their properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of Borrower or any Subsidiary’s properties, income, or profits; provided however, Borrower will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (i) the legality of the same shall be contested in good faith by appropriate proceedings, and (ii) Borrower shall have established on its books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with generally accepted accounting practices.

h.      Performance. Perform and comply with all terms, conditions, and provisions set forth in this Agreement and in the other Loan Documents in a timely manner, and promptly notify Lender if Borrower learns of the occurrence of any event which constitutes an Event of Default under this Agreement or under any of the Loan Documents.

6.      NEGATIVE COVENANTS. Borrower and SCM Subsidiary covenant and agree with Lender that while the Note remains outstanding, Borrower and SCM Subsidiary shall not, and shall not permit any Subsidiary within any jurisdiction to engage in the following actions, without the prior written consent of Lender:

a.      Limitations on Liens. Incur, create, assume or permit to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon any of their real or personal property (including any concessions held by SCM Subsidiary in Chile) now owned or hereafter acquired, or assets of any character, except Permitted Liens. For purposes of this Agreement, “Permitted Liens” shall be limited to and mean the following: (i) liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; and (ii) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent.

b.      Limitation on Indebtedness. Create, incur, assume or suffer to exist any debt (i) senior to the debt evidenced by the Note, except as evidence of a Permitted Lien nor (ii) any debt, including junior debt which contains any Default Protection involving SCM shares or substantively similar Default Protection connected to the SCM Subsidiary.

c.      Limitation on Preferred Stock. Issue or create any series of Preferred Stock equal to or superior to the rights of the Series A Shares issued or issuable to Borrower.

d.      Continuity of Operations. Cease to maintain continuity of present operations, its current management and ownership, and its current form of existence, or transfer or sell any interest in Borrower or SCM Subsidiary to any other person.

e.      Transfer of Property. Sell, transfer, assign, pledge, hypothecate or encumber any interest in the SCM Shares or the Cerro Blanco Project without the prior written consent of Lender.

f.      Sale or Transfer of Interests in SCM Subsidiary. Permit the sale, issuance, or transfer of any ownership or voting interest in SCM Subsidiary.

g.      Guaranty Obligations. Assume, guarantee, endorse or otherwise be or become directly or contingently liable for obligations of any person.

h.      Loans to Principals. Make any loans or advances to its owners or management.

i.      Limitation on Dividends. Pay or declare any dividends or other distributions to its shareholders.

j.      Transactions with Affiliates. Enter into any transaction, including, without limitation, the purchase, sale or exchange of property or the rendering of any service, with any affiliate, except in the ordinary course of and pursuant to the reasonable requirements of business of Borrower or the Subsidiaries, as applicable, and upon fair and reasonable terms no less favorable to Borrower or any Subsidiary, as applicable, than such party would obtain in a comparable arm’s length transaction with a person not an affiliate. All indebtedness of Borrower owed to any affiliate shall be made subordinate to the indebtedness under or pursuant to this Agreement in accordance with subordination agreements in form satisfactory to Lender.

7.      EVENTS OF DEFAULT. Each of the following shall constitute an “Event of Default” under this Agreement:

a.      Non-Payment of Principal or Interest. Borrower failing to make the required principal or interest payments under the Note within 30 days of becoming due.

b.      Breach of Condition, Etc. Borrower or SCM Subsidiary violating any other material term, condition, or representation contained in this Agreement or any other Loan Document and, absent any other cure period expressly provided in the Loan Documents, such violation continues 30 days after notice from Lender.

c.      Other Defaults. The failure on the part of Borrower to pay any other material indebtedness now or hereafter owed by Borrower to Lender, or to keep and perform all of Borrower’s covenants and agreements made in connection with such other indebtedness, after all applicable notice and cure periods set forth in written documents relating to such other indebtedness

d.      Default in Favor of Third Parties. Should Borrower default under any loan, lease, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any party other than Lender that continues beyond any applicable notice and cure period and that may materially and adversely affect any of Borrower’s property, including the shares of SCM Subsidiary, or Borrower’s ability to repay the Loan or perform its obligations under this Agreement or any of the other Loan Documents.

e.      False Statements. Should any warranty, representation or statement made or furnished to Lender by or on behalf of Borrower or SCM Subsidiary under this Agreement or any of the other Loan Documents be false or misleading in any material respect at the time made or furnished, or become false or misleading in any material respect at any time thereafter.

f.      Insolvency. The insolvency of Borrower, the appointment of a receiver for any part of Borrower’s property, any assignment for the benefit of creditors, any type of creditor workout, a majority vote of the Borrower’s Board of Directors to file for bankruptcy, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower; provided, however, in the case of a default occasioned by an involuntary bankruptcy, insolvency or receivership proceeding against Borrower, Borrower shall have 45 days within which to obtain a dismissal thereof. In the event of a majority vote of the Borrower’s Board of Directors to file any type of petition for bankruptcy, the Borrower shall not have 45 days to obtain a dismissal; rather the majority vote by its Board of Directors shall constitute an incurable Event of Default allowing Lender to have the absolute right and sole discretion to immediately take any of the actions set forth in Section 8.

g.      Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of Borrower or SCM Subsidiary or by any governmental agency.

h.      Material Adverse Effect or Material Uninsured Loss. The occurrence of any Material Adverse Effect in (i) the validity, performance or enforceability of any Loan Document, (ii) the legality, financial condition, business, operations, properties, prospects, or profits of Borrower, or (iii) the ability of Borrower to fulfill its obligations under the Loan Documents or any Material Contract to which it is a party.

i.      Judgments. The entry of a judgment or the issuance of a warrant of attachment, execution or similar process against Borrower or any of its assets in excess of $50,000 which shall not be dismissed, discharged, stayed pending appeal or bonded within 30 days after entry and, if bonded, such bond (or replacement bond) shall not continue in effect at all times until such judgment is dismissed or discharged.

j.      Adverse Change. A material adverse change occurs in Borrower’s financial condition, which causes Lender reasonably to believe that the prospect of payment or performance under this Agreement is impaired.

k.      Conflicts Among Loan Documents. In the event of any conflict between the Events of Default denoted in this Agreement and any other of the Loan Documents, the appropriate and applicable provision of this Agreement or the Loan Documents inuring to the greatest benefit of Lender shall be deemed to apply in such circumstance. Further, no notice or cure period referenced in this Agreement shall be used to extend any notice or cure period granted in any other Loan Document, nor shall any notice or cure period granted in this Agreement be in addition to any notice or cure period granted in any other Loan Document.

l.      Subsidiary Defaults. The occurrence of any of the foregoing Events of Default, to the extent applicable, with regard to a Subsidiary.

8.      EFFECT OF AN EVENT OF DEFAULT. Upon the occurrence of an Event of Default, or an event which, with the passage of time or notice or both, would constitute a default or Event of Default under any of the Loan Documents, in addition to, and not in limitation of the other remedies provided by law or any of the Loan Documents, Lender (either itself, or through any representative designated by it) shall have the absolute right at its option and election and in its sole discretion to take any of the following actions at the same or different times:

a.      Cancellation. Cancel this Agreement by written notice to Borrower.

b.      Specific Performance. Institute appropriate proceedings to enforce specific performance of the terms and conditions of this Agreement.

c.      Acceleration. Accelerate maturity of the Note and demand payment of the principal sums due thereunder, with interest, advances, costs, and reasonable attorneys’ fees, and in default of said payment or any part thereof, to enforce collection of such payment by appropriate action provided for hereunder and/or in any of the other Loan Documents in any court of competent jurisdiction.

d.      Other Remedies. Lender shall have all the rights and remedies provided in the Loan Documents or available at law, in equity, or otherwise. Lender shall be privileged and shall have the absolute right to resort to any one, or more, or all, of said remedies, neither to the limited exclusion of the other. Except as may be prohibited by applicable law, all of Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Borrower shall not affect Lender’s right to declare a default and to exercise its rights and remedies.

e.      Desalination Development Protection. Upon the Event of Default, Borrower agrees to perform the following measures to protect the Developer (as defined in Exhibit F):

i.	Term Extension: Extend Term (as defined in Exhibit F) of the Development Assignment from four (4) years to eight (8) years;

ii.	Project Entity: As defined in Exhibit F, Borrower agrees it will forfeit any White Mountain Equity unless and until the Confession of Judgment is completely satisfied and has been paid in full;

iii.	EIS Modification: Borrower and SCM Subsidiary shall add the Developer as a party to the EIS; and

iv.

SCM Subsidiary: Borrower and SCM Subsidiary (i) shall add the Developer as a director and or manager (or their collectively equivalent under Chilean law) to the SCM Subsidiary; and (ii) affirmatively agrees to the additional negative covenant of the SCM Subsidiary being precluded from signing any material contract without prior Developer (as defined in Exhibit F) consent.

9.      CERTAIN DEFINITIONS.

a.      As used herein, the following terms shall have the meanings set forth below:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Applicable Law” means all Laws, to the extent applicable to any Person.

“Appurtenant Rights” means the Borrower’s, interest in (a) all presently existing and valid unitization and pooling declarations, agreements, and/or orders relating to or affecting the Cerro Blanc Project and all rights in the Cerro Blanco Project; (b) all Fixtures and Equipment located on or used in connection with the Cerro Blanco Project; (c) all presently existing production sales contracts, operating, pooling, unitization and other contracts or agreements which relate to the Cerro Blanco Project; and (d) all permits, licenses, easements, rights-of-way, rights of use, and similar agreements pertaining to the Cerro Blanco Project.

“Cerro Blanco Basic Documents” means all of the following documents and instruments, including those that are recorded and unrecorded, which are reasonably necessary to the conduct of exploration, mining, or other operations on the Cerro Blanco Project:

(i)      all material contracts and agreements comprising any part of, or relating or pertaining to, the mining concessions, including but not limited contracts by which the mining concessions were acquired;

(ii)      all agreements or arrangements for the sale, transportation, or other marketing of a material volume of production from the Interests (including calls on, or other rights to purchase, production, whether or not the same are currently being exercised), comprising any part of or otherwise relating or pertaining to the Interests; and

(iii)      all documents and instruments evidencing the EIS.

“Cerro Blanco Project” means the nine natural rutile prospects designated as the Las Carolinas, La Cantera, Eli, Chascones, Hororio’s Creek, Hippo Ear, Quartz Creek, Algodon and Bono prospects represented by 44 registered mining exploitation concessions and 36 exploration concessions held by SMC Subsidiary and located over an area of approximately 17,041 hectares in in the Atacama geographic region (Region III) of northern Chile.

“Common Stock” means the common stock of the Borrower, par value $0.001 per share.

“Contract” means any contract, lease, commitment or understanding, sales order, purchase order, agreement, indenture, mortgage, note, bond, instrument or license, whether written or verbal, which is intended or purports to be a binding and enforceable agreement.

“Encumbrance” means a claim, Lien, charge, tax, right of first refusal, mortgage, encumbrance, pledge, other security interest of any kind or other restriction.

“EIS” means the Environmental Impact Statement received by SCM Subsidiary for the Cerro Blanco Project issued by the relevant Chilean government agencies.

“Environmental Laws” means any relevant national, state or local law or ordinance or regulation in applicable jurisdictions pertaining to the protection of human health or the environment.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fixtures and Equipment” means the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Good and Defensible Title” means, as to the Cerro Blanco Project, (i) title to the Cerro Blanco Project by virtue of which the Borrower can successfully defend against a claim to the contrary made by a third party, and in the exercise of reasonable judgment and in good faith; and (ii) SCM Subsidiary’s interest in the Cerro Blanco Project is subject to no liens, encumbrances, obligations or defects.

“Governmental Authority” means: (a) the government of the United States: (b) the government of any foreign country; (c) the government of any state or political subdivision of the government of the United States or the government of any foreign country; or (d) any entity, body or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Knowledge” means, as it relates to the Borrower, the actual knowledge of each member of its Board of Directors and its CEO, in each case upon reasonable inquiry.

“Law” means any law, statute, regulation, ordinance, rule, order, decree, judgment, consent decree, settlement agreement or governmental requirement enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

“Lien” means any mortgage, lien, charge, restriction, pledge, security interest, option, lease or sublease, claim, right of any third party, easement, encroachment or encumbrance upon any of the assets or properties of any Person.

“Loan Documents” means this Agreement and the Note, the Certificate of Designations, the Warrant, the Development Assignment, and such other documents as to which the Parties may enter into in connection with the transaction set forth in this Agreement.

“Material” and “materially” except as otherwise specifically defined in this Agreement, when used in this Agreement refer, with respect to a given Person, to a level of significance that would have affected any decision of a reasonable person in that Person’s position regarding whether to enter into this Agreement or would affect any decision of a reasonable person in that Person’s position regarding whether to consummate the transactions contemplated by this Agreement.

“Material Contract” means each Contract required to be filed in accordance with the provisions of Item 601(10) of Regulation S-K promulgated by the SEC.

“*Party” or “Parties” means the Borrower and Lender and their assigns.

“Permit” means a permit, license, registration, certificate of occupancy, approval or other authorization issued by any Governmental Authority.

“Person” means any corporation, proprietorship, firm, partnership, limited partnership, trust, association, individual or other entity.

“Material Adverse Effect” means any change or effect that is, or is reasonably likely to be, materially adverse to the business, assets and liabilities (taken together), financial condition or operations or results of operations of the Borrower or its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed (either alone or in combination) to constitute such a change or effect: (a)(i) any adverse change attributable to the announcement or pendency of the transactions contemplated by this Agreement; or (ii) any adverse change attributable to or conditions generally affecting the world economy or financial markets in general; (b) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation of armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing; or (c) any action by Borrower or its Subsidiaries approved or consented to in writing by the Lender.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” shall mean the Note, the Warrant, the Warrant Shares, the Series A Shares, and the shares of Common Stock issuable upon conversion of the Series A Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” or “Subsidiaries” shall means any corporation, partnership, limited liability company, association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by the Borrower or by one or more of such subsidiary entity.

b.      Other Definitions. In addition to the terms set forth in Section 9(a) and elsewhere in this Agreement, each of the following terms is defined in the section set forth opposite such term:

Defined Term	Location
Agreement	Preamble
Annual Report	§4(g)
Borrower	Preamble
Development Assignment	§1(i)
Disbursement	§1(e)
Effective Date	Preamble
Event of Default	§7
Financial Statements	§3(d)
Lender	Preamble
Loan	§1(a)
Material Permits	§3(n)
Permitted Liens	§6(a)
SCM Shares	§1(h)
SCM Subsidiary	Preamble
SEC Reports	§3(d)
Series A Certificate of Designations	§1(c)
Series A Shares	§1(c)
Default Protections	§1(h)
Use of Proceeds Budget	§1(b)
Warrant	§1(f)
Warrant Shares	§1(f)

10.      ADDITIONAL STIPULATIONS AND AGREEMENTS OF BORROWER. The following additional agreements of Borrower and Lender are a part of this Agreement and pursuant to which Borrower and Lender hereby agrees as follows:

a.      Amendments. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the Party or Parties sought to be charged or bound by the alteration or amendment.

b.      Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the choice of law principals thereof. The Parties hereto irrevocably submit to the jurisdiction of the Courts of the State of Utah located in Salt Lake County and the United States District Court of Utah in any action arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action may be heard and determined in such state or federal court. The Parties hereto irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. To the extent any Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Parties hereto hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

c.      Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION MAY NOT BE ORALLY WAIVED AND CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, INCLUDING LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH DISPUTE OR CONTROVERSY, SEEK TO ENFORCE THE PROVISIONS OF THIS PARAGRAPH, AND BORROWER ACKNOWLEDGES THAT LENDER HAS, IN PART, BEEN INDUCED TO MAKE THE EXTENSION OF CREDIT EVIDENCED BY THE NOTE IN RELIANCE ON THE PROVISIONS OF THIS PARAGRAPH.

d.      Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

e.      This Agreement Part of Note. The Note may specifically incorporate this Agreement by reference and in the event that the Note and/or any of the other Loan Documents are duly assigned, this Agreement shall be considered assigned in like manner. In the event of a conflict between any of the provisions of the Note or any other document evidencing or securing the Loan, and this Agreement, the provisions of this Agreement shall control unless such other document results in further or greater protection to Lender, in which case such document resulting in further or greater protection to Lender shall control.

f.      Exclusiveness. This Agreement and the other Loan Documents are made for the sole protection of Borrower and Lender, and Lender’s successors and assigns, and no other party shall have any right of action hereunder.

g.      Broker’s Commissions. Borrower represents and covenants that it does not know of a broker which was in any way connected with the Loan. Borrower agrees to indemnify and hold Lender harmless from and against any loss, cost, liability or expense (including, but not limited to, reasonable attorneys’ fees) incurred as a result of the enforcement of any claim of a broker’s or finder’s fee against Lender should these representations prove to be false.

h.      Costs, Fees and Expenses. Each Party to this Agreement shall bear and be financially responsible for its own costs associated with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, including but not limited to: due diligence costs, and legal expenses for the creation and review of the Definitive Agreements.

i.      Post Judgment Attorney Fees. If the service of an attorney is required by Lender to enforce a judgment rendered in connection with the Loan, this Agreement, or any of the other Loan Documents, Lender shall be entitled to its reasonable attorneys’ fees, legal expenses, and costs and such attorneys’ fees, legal expenses and costs shall be recoverable together with its Confession of Judgment. This provision shall be severable from all other provisions of this Agreement or the other Loan Documents, shall survive any judgment, and shall not be deemed merged into the judgment.

j.      Notices. Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Agreement must be in writing (including electronic format) and will be deemed by the Parties to have been received (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by facsimile (as verified by a printout showing satisfactory transmission) at the facsimile number designated below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); (iii) upon delivery by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iv) upon three business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any Party hereto may from time to time change its physical or electronic address or facsimile number for notices by giving notice of such changed address or number to the other Party in accordance with this section.

If to Borrower at:	Augusto Leguia 100, Oficina 1401, Las Condes
Santiago, Chile
Attention: Michael P. Kurtanjek, CEO
Facsimile No.:
Email Address: mpk@wmtcorp.com

With a copy (which will not
constitute notice) to:	Ronald N. Vance
The Law Office of Ronald N. Vance &
Associates, P.C.
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
Facsimile No. (801) 446-8803
Email Address: ron@vancelaw.us

If to Lender at:	68 South Main Street, 8th Floor
Salt Lake City, Utah 84101
Attention: Joshua T. Tandy
Facsimile No.:
Email Address: josh@nexocapitalpartners.com

With a copy (which will not	68 South Main Street, 8th Floor
constitute notice) to:	Salt Lake City, Utah 84101
Attention: Andrew G. Sloop
Facsimile No.:
Email Address: andrew@nexocapitalpartners.com

k.      Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any Party, such finding shall not render that provision invalid or unenforceable as to any other Persons. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

l.      Successors and Assigns. All covenants and agreements contained by or on behalf of Borrower shall bind its successors and assigns and shall inure to the benefit of Lender, its successors and assigns. Borrower shall not, however, have the right to assign its rights under this Agreement or any interest therein, without the prior written consent of Lender.

m.      Entire Agreement. This Agreement constitutes the entire understanding between the Parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements, including Summary of Terms dated March 4, 2016, between the Parties hereto relating to the subject matter of this Agreement.

n.      Survival. All warranties, representations, and covenants made by Borrower in this Agreement or in any certificate or other instrument delivered by Borrower to Lender under this Agreement shall be considered to have been relied upon by Lender and will survive the making of the Loan and delivery to Lender of the Loan Documents, regardless of any investigation made by Lender or on Lender’s behalf.

o.      Time Is of the Essence. Time is of the essence in the performance of this Agreement and the obligations created hereby.

p.      Waiver. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Borrower, shall constitute a waiver of any of Lender’s rights or of any obligations of Borrower as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

q.      Extension or Renewal. Borrower and Lender agree that, by mutual consent evidenced by a written instrument, this Agreement and the other Loan Documents, from time to time, may be extended or renewed in whole or in part, and the rate of interest thereon may be changed, or fees in consideration of loan extensions imposed, and any related right or security thereby waived, exchanged, surrendered or otherwise dealt with, and any of the acts mentioned in the Note may be done, all without affecting the liability (except as set forth therein) of Borrower and all other obligors, endorsers, and co-makers under this Agreement, the Note and the other Loan Documents.

r.      Governing Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. All consents, notices, reports and other written documents to be delivered or provided by a Party under this Agreement shall be in the English language, unless otherwise agreed by the receiving Party, and in the event of any conflict between the provisions of any document and the English language translation thereof, the terms of the English language translation shall control.

s.      Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall, together, constitute one and the same instrument. This Agreement, the other Loan Agreements, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or e-mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party hereto or to any such agreement or instrument, each other Party hereto or thereto shall reexecute original forms thereof and deliver them to all other Parties. No Party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail as a defense to the formation or enforceability of a contract and each such Party forever waives any such defense.

t.      Currency. Unless otherwise stated, all dollars specified in this Agreement and the other Loan Documents are in U.S. dollars.

u.      Computation of Time Periods; Other Definitional Provisions. In this Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding”. References in the Loan Documents to any agreement or contract “as amended” shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms. The words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation” or words of similar import, and all references herein to sections, exhibits and schedules shall be deemed references to sections, exhibits and schedules of this Agreement, unless the context shall otherwise require.

v.      Exhibits. Each of the exhibits referenced in this Agreement is annexed hereto and is incorporated herein by this reference and expressly made a part hereof. The following exhibits are attached to this Agreement:

Exhibit A	Use of Proceeds Budget
Exhibit B	7% Senior Convertible Promissory Note
Exhibit C	Certificate of Designations for Series A Preferred Stock
Exhibit D	Common Stock Purchase Warrant
Exhibit E	Registration Rights Agreement
Exhibit F	Development Assignment

w.      Representation of Counsel. Notwithstanding any rule or maxim of construction to the contrary, any ambiguity or uncertainty with respect to the provisions of this Agreement or their interpretation or application shall not be construed against either Borrower or Lender based upon authorship of any of the provisions hereof. Borrower and Lender each hereby warrants, represents and certifies to the other as follows: (a) that the contents of this Agreement and the other Loan Documents have been completely and carefully read by the representing Party and counsel for the representing Party; (b) that the representing Party has been separately represented by counsel and the representing Party is satisfied with such representation; and (c) that the representing Party’s counsel has advised the representing Party of, and the representing Party fully understands, the legal consequences of this Agreement.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE PAGE

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be duly executed as of the Effective Date set out above.

LENDER:
NEXO WMTM Holdings, LLC

By:	/s/ Andrew G. Sloop
Name: Andrew G. Sloop
Title: Partner

BORROWER:
WHITE MOUNTAIN TITANIUM CORPORATION

By:	/s/ Michael P. Kurtanjek
Name: Michael P. Kurtanjek
Title: Interim Chief Executive Officer

SCM SUBSIDIARY:
SOCIEDAD CONTRACTUAL MINERA WHITE
MOUNTAIN TITANIUM

By:	/s/ Michael P. .Kurtanjek
Name: Michael P. Kurtanjek
Title: President

EXHIBIT A

Use of Proceeds Budget

EXHIBIT B

7% Senior Convertible Promissory Note

(See Attached)

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR REGISTERED OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND REGISTRATION OR QUALIFICATION UNDER ANY APPLICABLE STATE SECURITIES LAWS OR (B) AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED PURSUANT TO AN EXEMPTION UNDER SUCH ACT AND SECURITIES LAWS.

WHITE MOUNTAIN TITANIUM CORPORATION
(A NEVADA CORPORATION)

7% SENIOR CONVERTIBLE PROMISSORY NOTE

USD $2,000,000.00	March 16, 2016

FOR VALUE RECEIVED, WHITE MOUNTAIN TITANIUM CORPORATION, a Nevada corporation (the “Borrower”), hereby unconditionally promises to pay to the order of NEXO WMTM HOLDINGS, LLC, a Delaware limited liability company (the “Holder”), the principal sum of TWO MILLION U.S. Dollars (the “Principal Amount”), together with accrued and unpaid interest thereon (as provided below).

This Note is made and issued by the Borrower pursuant to the terms of a Loan Agreement between the Borrower and the Holder dated March 16, 2016 (the “Loan Agreement”) which is expressly incorporated herein. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement.

In no event shall any interest charged, collected or reserved under this Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Borrower, then such excess sum shall be credited by the Holder as a payment of principal.

AS AN IMPORTANT NOTICE, THIS CONVERTIBLE PROMISSORY NOTE CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS THE BORROWER MAY HAVE AS A DEBTOR AND FURTHER ALLOWS THE LENDER OR ITS SUCCESSOR IN INTEREST TO OBTAIN A JUDGMENT AGAINST THE BORROWER WITHOUT FURTHER NOTICE.

1.     Interest Rate and Repayment of Principal Amount. The Principal Amount outstanding under this Note shall accrue interest at the rate of SEVEN PERCENT (7%) per annum (“Standard Interest Rate”) beginning on March 16, 2016 (“Issuance Date”). Interest shall be calculated on the basis of a year of 365 days regardless of the total days the loan is outstanding. The Principal Amount and all then-accrued and unpaid interest shall be payable two years after the Issuance Date, on March 16, 2018 (the “Maturity Date”). Following any Event of Default, the Principal Amount and all then-accrued and unpaid interest shall immediately begin to accrue interest at the increased rate of TWENTY-FIVE PERCENT (25%) per annum (“Default Interest Rate”).

2.     Repayment Extension. If any payment of principal or interest shall be due on a Saturday, Sunday or any other day on which banking institutions in the State of Utah are required or permitted to be closed, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest under this Note.

3.     Manner and Application of Payments. All payments due hereunder shall be paid in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, in immediately available funds, without offset, deduction or recoupment. Any payment by check or draft shall be subject to the condition that any receipt issued therefor shall be ineffective unless the amount due is actually received by the Holder. Each payment shall be applied first to the payment of any and all costs, fees and expenses incurred by or payable to the Holder in connection with the collection or enforcement of this Note, second to the payment of all unpaid late charges (if any), third, to the payment of all accrued and unpaid interest hereunder and fourth, to the payment of the unpaid Principal Amount, or in any other manner which the Holder may, in its sole discretion, elect from time to time.

4.     Senior Status of Note. So long as this Note remains outstanding, neither the Borrower nor any subsidiary of the Borrower shall, without the prior written consent of the Holder, or the Holders holding a majority of the aggregate outstanding principal amount of this Note, incur or otherwise become liable with respect to any indebtedness that would rank senior or pari passu to this Note in order of payment, other than (i) indebtedness in existence on the date hereof, (ii) secured indebtedness used solely to finance the purchase or lease of assets (provided that such debt may only be secured by the purchased or leased assets and not by any other assets of the Borrower), or (iii) indebtedness to trade creditors in the ordinary course of business.

5.     Conversion.

(a)     Voluntary Conversion. Subject to and in compliance with, the provisions contained herein, the Holder is entitled, at its option, at any time prior to the Maturity Date, or in case this Note or some portion hereof shall have been called for prepayment prior to such date, then, in respect of this Note or such portion hereof, until and including, but not after, the close of business within 30 days of the date of notice of prepayment, to convert the original principal amount of this Note (or any portion thereof), together with accrued but unpaid interest thereon, into fully paid and nonassessable shares (calculated as to each conversion to the nearest share) of Series A Shares by surrender of this Note, duly endorsed (if so required by the Borrower) or assigned to the Borrower or in blank, to “White Mountain Titanium Corporation” at its offices, accompanied by written notice to the Borrower, in the form set forth below, that the holder hereof selects to convert this Note or, if less than the entire principal amount hereof is to be converted, the portion hereof to be converted. Such conversion shall be effected at the rate of $0.12 per Share. No fractions of Shares will be issued on conversion.

(b)     Mandatory Conversion. If (i) the Borrower at any time successfully raises US$8,000,000 through the effectors of the Holder, or otherwise, that are specifically earmarked for the Qualified Financings Milestones (as defined below), or (ii) the Borrower and the Holder obtain (A) a legally binding offtake agreement with a third party for water arising from the Borrower’s desalination plant for its Cerro Blanco Project which is (B) for an offtake volume and price that is mutually satisfactory to the parties, then all principal and accrued interest shall automatically convert into Series A Shares at a conversion price equal to $0.12 per share upon the completion of the Qualified Financing or execution of the offtake agreement, whichever first occurs. For purposes of this Section 5(b), “Qualified Financing Milestones” means the following tasks occurring during the designated periods:

Year 1: Qualified Financing Milestones: In addition to the monies represented by this Note, the Borrower shall successfully raise an additional US$2,700,000 which are earmarked and spent effectuating the following:

•	Necessary drilling to update resource statement for issuance of NI 43-101;
•	Appoint reputable engineering firm to oversee bankable feasibility study; and
•	Begin the needed resettlement of families (beginning phases).

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Year 2: Qualified Financing Milestones: In addition to the monies raised for completion of Year 1 Qualified Financing Milestones, the Borrower shall successfully raise an additional US$5,300,000 which are earmarked and spent effectuating the following:

•	Completion of bank feasibility study;
•	Completion of land purchase for resettlement; and
•	Commencement of technical training for project personnel.

6.     Prepayment. This Note is subject to prepayment, in whole or in part, at any time upon not less than 30 days’ notice at the election of the Borrower. Prepayment shall be effected by paying the amount equal to the outstanding principal amount of this Note, plus all interest accrued to the date of prepayment. During the 30 days following the date of any notice of prepayment, the holder shall have the right to convert this Note on the terms and conditions provided for in paragraph 5 above.

7.     Change of Control. In the event that the Borrower enters into a Change in Control transaction, the Holder will be entitled to immediately demand repayment of all amounts due and owing on this Note with a premium equal to 25% of all amounts due and owing. For the purposes of this Note, a “Change in Control” means the sale of all or substantially all the assets of the Borrower; any merger, consolidation or acquisition of the Borrower with, by or into another corporation, entity or person; or any change in the ownership of more than fifty percent (50%) of the voting capital stock of the Borrower in one or more related transactions.

8.     Remedies.

(a)     Remedies. Upon the occurrence of an Event of Default (as defined in the Loan Agreement), and without demand or notice of any kind: (i) all outstanding amounts under this Note (including the outstanding Principal Amount plus any accrued and unpaid interest less any principal payments previously made) shall become immediately due and payable; and (ii) the Holder may exercise any and all rights and remedies available to it at law, in equity or otherwise.

(b)     Remedies Cumulative. Each right, power and remedy of the Holder hereunder shall be cumulative and concurrent, and the exercise or beginning of the exercise of any one or more of them shall not preclude the simultaneous or later exercise by the Holder of any or all such other rights, powers or remedies. No failure or delay by the Holder to insist upon the strict performance of any one or more provisions of this Note or to exercise any right, power or remedy consequent upon a breach thereof or default hereunder shall constitute a waiver thereof or preclude the Holder from exercising any such right, power or remedy. By accepting full or partial payment after the due date of any amount of principal of or interest on this Note, or other amounts payable on demand, the Holder shall not be deemed to have waived the right either to require prompt payment when due and payable of all other amounts of principal of or interest on this Note or other amounts payable on demand, or to exercise any rights and remedies available to it in order to collect all such other amounts due and payable under this Note.

(c)     Costs of Collection. If this Note is placed in the hands of an attorney for collection following the occurrence of an Event of Default hereunder for reasons not included within the Confession of Judgment below, the Borrower agrees to pay to the Holder upon demand all reasonable costs and expenses, including, without limitation, all reasonable attorneys’ fees and court costs incurred by the Holder in connection with the enforcement or collection of this Note (whether or not any action has been commenced by the Holder to enforce or collect this Note) or in successfully defending any counterclaim or other legal proceeding brought by the Borrower contesting the Holder’s right to collect the outstanding Principal Amount and/or interest thereon. All of such costs and expenses shall bear interest at the higher of the rate of interest provided herein (i.e., Default Interest Rate) from the date of payment by the Holder until repaid in full.

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(d)     Confession of Judgment. For the narrow reasons of Event of Default limited to and only arising out of Section 7(a), (d), (f), (g), (i), and (l) of the Loan Agreement (collectively, the “Stipulated Reasons for Judgment”), each of the Borrower and SCM Subsidiary authorizes, constitutes, and appoints Ronald N. Vance or agrees to appoint another attorney in Utah if Ronald N. Vance is not available, whose appointment will not be reasonably withheld by the Borrower or SCM Subidiary, as its lawful attorney-in-fact to appear for the Borrower and SCM Subsidiary, and to confess judgment against each of the Borrower and SCM Subsidiary in favor of the Holder for the all of its indebtedness which shall include: (i) the Principal Amount; (ii) all accrued interest from the Issuance Date at the Standard Interest Rate; (iii) all accrued interest from the Event of Default at the Default Interest Rate; (iv) plus any and all collection costs; and (v) reasonable attorney’s fees all without prior notice or opportunity of the Borrower or SCM Subsidiary for prior hearing, without stay of execution or right of appeal, and expressly waiving the benefit of all exemption laws, appeals, stay of execution or supplementary proceedings, or other relief from the enforcement or immediate enforcement of a judgment or related proceedings on a judgment, and any irregularity or error in entering any such judgment. No single exercise of the power to confess judgment granted in this Section shall exhaust the power, regardless of whether such exercise is ruled invalid, void, or voidable by any court. The power to confess judgment granted in this Section may be exercised from time to time by the Holder as warranted by and arising from the Stipulated Reasons for Judgment often as the Holder of this Note may elect.

9.     Subsequent Holders. This Note is not transferrable, in whole or in part, by its holder, except with the written consent of the Borrower, which consent shall not be unreasonably withheld. In the event that any holder of this Note transfers this Note for value, the Borrower agrees that except with respect to subsequent holders with actual knowledge of a claim or defense, no subsequent holder of this Note shall be subject to any claims or defenses which Borrower may have against a prior holder (which claims or defenses are not waived as to prior holders), all of which are waived as to the subsequent holder, and that all such subsequent holders shall have all of the rights of a holder in due course with respect to the Borrower even though the subsequent holder may not qualify, under applicable law, absent this paragraph, as a holder in due course.

10.     Miscellaneous.

(a)     Notices. Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Note shall be made in compliance with the notice provisions set forth in the Loan Agreement.

(b)     Governing Law and Venue. This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the choice of law principals thereof. The Parties hereto irrevocably submit to the jurisdiction of the Courts of the State of Utah located in Salt Lake County and the United States District Court of Utah in any action arising out of or relating to this Note, and hereby irrevocably agree that all claims in respect of such action may be heard and determined in such state or federal court. The Parties hereto irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. To the extent any Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Parties hereto hereby irrevocably waives such immunity in respect of its obligations under this Note.

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(c)     Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION MAY NOT BE ORALLY WAIVED AND CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, INCLUDING LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH DISPUTE OR CONTROVERSY, SEEK TO ENFORCE THE PROVISIONS OF THIS PARAGRAPH, AND BORROWER ACKNOWLEDGES THAT LENDER HAS, IN PART, BEEN INDUCED TO MAKE THE EXTENSION OF CREDIT EVIDENCED BY THE NOTE IN RELIANCE ON THE PROVISIONS OF THIS PARAGRAPH.

(d)     Severability. If a court of competent jurisdiction finds any provision of this Note to be invalid or unenforceable as to either the Borrower or the Holder, such finding shall not render that provision invalid or unenforceable as to any other Persons. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Note in all other respects shall remain valid and enforceable.

(e)     Waiver. Holder shall not be deemed to have waived any rights under this Note unless such waiver is given in writing and signed by the Holder. No delay or omission on the part of the Holder in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Holder of a provision of this Note shall not prejudice or constitute a waiver of the Holder’s right otherwise to demand strict compliance with that provision or any other provision of this Note. No prior waiver by the Holder, nor any course of dealing between the Holder and the Borrower, shall constitute a waiver of any of the Holder’s rights or of any obligations of the Borrower as to any future transactions. Whenever the consent of the Holder is required under this Note, the granting of such consent by the Holder in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of the Holder.

(f)    Amendment. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Borrower and the Holder.

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(g)     Replacement Notes. This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same. No service charge will be made for such registration or exchange. In the event that Holder notifies the Borrower that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note (except for registration number and Principal Amount, if different than that shown on the original Note), shall be issued to the Holder, provided that the Holder executes and delivers to the Borrower an agreement reasonably satisfactory to the Borrower to indemnify the Borrower from any loss incurred by it in connection with the Note.

(h)     Cancellation. After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) has been paid in full, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Borrower at the Borrower’s principal executive offices.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE TO NOTE

IN WITNESS WHEREOF, the undersigned has executed this Note as of the Issuance Date.

WHITE MOUNTAIN TITANIUM CORPORATION

By:
Michael P. Kurtanjek, Interim CEO

The undersigned Guarantor unconditionally guarantees payment to Holder of all amounts owing under the Note. This Guarantee remains in effect until the Note is paid in full. Guarantor must pay all amounts due under this Note when Lender makes written demand upon Guarantor. Lender is required to seek payment from Borrower before demanding payment from Guarantor.

SOCIEDAD CONTRACTUAL MINERA WHITE
MOUNTAIN TITANIUM

By:
Michael P. Kurtanjek, President

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NOTICE OF CONVERSION

PSM Holdings, Inc.

Re: Conversion of Note

Gentlemen:

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note or the portion hereof designated, into shares of common stock of PSM Holdings, Inc., in accordance with the terms of this Note, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay any transfer taxes payable with respect thereto.

Date: _____________, 201___

__________________________________________
(Signature)

FILL IN FOR REGISTRATION OF SHARES

(Printed Name)	(Social Security or other identifying number)

(Street Address)

(City, State, and ZIP Code)	Portion to be converted (if less than all)

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EXHIBIT C

Certificate of Designations of Series A Preferred Stock

(See Attached)

CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
OF
SERIES A CONVERTIBLE PREFERRED STOCK
OF
WHITE MOUNTAIN TITANIUM CORPORATION

Pursuant to Nevada Revised Statutes 78.1955

WHITE MOUNTAIN TITANIUM CORPORATION (the “Company”), a corporation organized and existing under the laws of the State of Nevada, hereby certifies that pursuant to the provisions of NRS 78.1955, its Board of Directors adopted the following resolution, which resolution remains in full force and effect as of the date hereof:

WHEREAS, the Board of Directors of the Company (the “Board of Directors”) is authorized, within the limitations and restrictions stated in the Articles of Incorporation of the Company (the “Articles of Incorporation”) , to fix by resolution or resolutions the designation of preferred stock and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Nevada Revised Statutes; and

WHEREAS, the Articles of Incorporation of the Company authorizes one hundred million (100,000,000) shares of preferred stock, $0.001 par value per share (the “Preferred Stock”); and

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of a series of Preferred Stock to be designated the Series A Convertible Preferred Stock of the Company and the number of shares constituting such series of Preferred Stock;

NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized the Series A Convertible Preferred Stock on the terms and with the provisions herein set forth below:

1.     Designation and Rank. The designation of such series of the Preferred Stock shall be the Series A Convertible Preferred Stock, par value $.001 per share (the “Series A Preferred Stock”). The maximum number of shares of Series A Preferred Stock shall be Nineteen Million One Hundred (19,000,100) shares. The Series A Preferred Stock shall rank senior to the Company’s common stock, par value $.001 per share (the “Common Stock”), and to all other classes and series of equity securities of the Company. The Series A Preferred Stock shall be subordinate to and rank junior to all indebtedness of the Company now or hereafter outstanding.

2.     Dividends. Any dividends (whether or not in the form of cash) shall first be payable to the holders Series A Preferred Stock (treating each holder of shares of Series A Preferred Stock as being the holder of the number of shares of Common Stock into which such holder’s shares of Series A Preferred Stock would be converted if such shares were converted pursuant to the provisions of Section 5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividend).

3.     Voting Rights.

(a)     Except as otherwise required by the Nevada Revised Statutes, the Series A Preferred Stock shall vote or act together with the Common Stock as a single class on all actions to be taken by the stockholders of the Company. In connection with such actions, each holder of shares of Series A Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series A Preferred Stock could be converted pursuant to Section 5 hereof on the record date for the vote or written consent of stockholders. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares of Common Stock into which shares of Series A Preferred Stock held by such holder could be converted) shall be rounded to the nearest whole number (with any fraction equal to or greater than one-half rounded upward to one). The holders of shares of Series A Preferred Stock shall be entitled to notice of any stockholders’ meeting in accordance with the Bylaws of the Company. The Common Stock into which the Series A Preferred Stock is convertible shall, upon issuance, have all of the same voting rights as other issued and outstanding Common Stock of the Company.

(b)     Election of Directors and Appointments. Regardless of the size of the Board of Directors, the holders of the Series A Preferred Stock, voting as a separate class, shall have the right to elect or appoint, remove and re-appoint from time to time one (1) director of the Company. In the event the Board of Directors has seven (7) or more directors and if the holders of the Series A Preferred Stock (i) obtain a legally binding offtake agreement with a third party for water arising from the Company’s desalination plant for its Cerro Blanco Project which is for an offtake volume and price that is mutually satisfactory to the Company and the holders of the Series A Preferred Stock and (ii) secure financing for phase one of the Company’s desalination project, the holders of the Series A Preferred Stock, voting as a separate class, shall have the right to elect or appoint, remove and re-appoint from time to time two (2) directors of the Company at each shareholders’ meeting held for the purpose of electing directors. In addition, director(s) appointed by the holders of Series A Preferred Stock shall have the right to appoint the non-executive Chairman of the Company to serve in accordance with the provisions of the Company’s Bylaws. Director(s) appointed by the holders of Series A Preferred Stock may only be removed by the holders of a majority of the Series A Preferred Stock. The non-executive Chairman appointed by the director(s) appointed by the holders of Series A Preferred Stock may only be removed by the director(s) appointed by the holders of a majority of the Series A Preferred Stock.

4.     Liquidation Preference.

(a)     Payment. In the event of the liquidation, dissolution or winding up of the affairs of the Company, whether voluntary or involuntary, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to receive, out of the assets of the Company available for distribution to its stockholders, before any payment shall be made or any assets distributed to the holders of the Common Stock or any other class or series of Preferred Stock that is junior to the Series A Preferred Stock (“Junior Stock”), an amount (the “Liquidation Preference Amount”) per share of the Series A Preferred Stock equal to (i) $0.12 (subject to adjustment for stock splits, stock dividends, recapitalizations and the like) plus (ii) any unpaid dividends to which the holders of Series A Preferred Stock are then entitled. If the assets of the Company are not sufficient to pay in full the Liquidation Preference Amount payable to the holders of outstanding shares of the Series A Preferred Stock and any other class of stock ranking pari passu, as to rights on liquidation, dissolution or winding up, with the Series A Preferred Stock, and that was created and issued in accordance with the provisions of this Certificate of Designation, then all of said assets will be distributed among the holders of the Series A Preferred Stock and the other classes of stock ranking pari passu with the Series A Preferred Stock, if any, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. The liquidation payment with respect to each outstanding fractional share of Series A Preferred Stock shall be equal to a ratably proportionate amount of the full liquidation payment with respect to each outstanding share of Series A Preferred Stock. All payments for which this Section 4(a) provides shall be in cash, property (valued at its fair market value as determined by an independent appraiser reasonably acceptable to the holders of a majority of the Series A Preferred Stock) or a combination thereof; provided, however, that no cash shall be paid to holders of Junior Stock unless each holder of the outstanding shares of Series A Preferred Stock has been paid in cash the full Liquidation Preference Amount to which such holder is entitled as provided herein. After payment of the full Liquidation Preference Amount to which each holder is entitled, such holders of shares of Series A Preferred Stock will not be entitled to any further participation as such in any distribution of the assets of the Company.

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(b)     Certain Events Deemed a Liquidation; Election as to Consideration. Upon the consent of the Board of Directors, a consolidation or merger of the Company with or into any other corporation or corporations, or a sale or other disposition of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of related transactions in which, following such transaction(s), the holders of the outstanding voting power of the Company prior to the transaction(s) cease to hold, directly or indirectly, a majority of the outstanding voting power of the surviving entity, shall be deemed to be a liquidation, dissolution, or winding up within the meaning of this Section 4. Notwithstanding anything to the contrary herein, including Section 4(a), in the event of the occurrence of the transaction(s) in the foregoing sentence, each holder of Series A Preferred Stock shall have the option to receive (i) an amount equal to the Liquidation Preference Amount or (ii) the amount that such holder would have received if it had converted its Series A Preferred Stock into Common Stock immediately prior to the closing of such transaction (without giving effect to the liquidation preference of, or any dividends payable on, any other capital stock of the Company).

(c)     Notice. Written notice of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company within the meaning of this Section 4, stating a payment date and the place where the distributable amounts shall be payable, shall be given by mail, postage prepaid, no less than forty-five (45) days prior to the payment date stated therein, or twenty (20) days prior to the stockholder meeting to approve the relevant transaction, whichever is earlier, to the holders of record of the Series A Preferred Stock at their respective addresses as the same shall appear on the books of the Company.

(d)    Surrender of Certificates. On the effective date of any liquidation, dissolution or winding up within the meaning of this Section 4, the Company shall pay cash and/or such other consideration to which the holders of shares of Series A Preferred Stock shall be entitled under this Section 4. Each holder of shares of Series A Preferred Stock shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer to the Company (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Company or the offices of the transfer agent for the Company, or shall notify the Company or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an affidavit or agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith (an “Affidavit of Loss”), whereupon each surrendered certificate shall be cancelled and retired.

5.     Conversion. The holders of Series A Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

(a)     Right to Convert. At any time on or after the Issuance Date, the holder of any shares of Series A Preferred Stock may, at such holder’s option, elect to convert (a “Voluntary Conversion”) all or any portion of the shares of Series A Preferred Stock held by such person into fully paid and nonassessable shares of Common Stock. Each share of Series A Preferred Stock to be converted shall convert into a number of shares of Common Stock equal to the quotient of (i) $0.12 (subject to adjustment for stock splits, stock dividends, recapitalizations and the like) plus the amount of accrued but unpaid dividends, divided by (ii) the Conversion Price (as defined in Section 5(c) below) then in effect as of the date of the delivery by such holder of its notice of election to convert. In the event of a liquidation, dissolution or winding up of the Company, the Conversion Rights shall terminate at the close of business on the last full day preceding the date fixed for the payment of any such amounts distributable on such event to the holders of Series A Preferred Stock; provided, however, the shares of Series A Preferred Stock shall be considered to be convertible for purposes of clause (ii) of the last sentence of Section 4(b). In the event of such a liquidation, dissolution or winding up, the Company shall provide to each holder of shares of Series A Preferred Stock notice of such liquidation, dissolution or winding up, which notice shall be sent at least twenty (20) days prior to the termination of the Conversion Rights and (ii) state the amount per share of Series A Preferred Stock that will be paid or distributed on such liquidation, dissolution or winding up, as the case may be.

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(b) Mechanics of Voluntary Conversion. The Voluntary Conversion of Series A Preferred Stock shall be conducted in the following manner:

(i)     Holder’s Delivery Requirements. To convert Series A Preferred Stock into full shares of Common Stock on any date (the “Voluntary Conversion Date”), the holder thereof shall (A) transmit by facsimile (or otherwise deliver to its Email of Notice ), for receipt on or prior to 5:00 p.m., Mountain time, on such date, a copy of a fully-executed notice of conversion in the form attached hereto as Exhibit I (the “Conversion Notice”), to the Company at (___) ___-____, Attention: Chief Executive Officer, and (B) surrender to a common carrier for delivery to the Company as soon as practicable following such Voluntary Conversion Date the original certificates representing the shares of Series A Preferred Stock being converted (or an Affidavit of Loss with respect to such shares in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Conversion Notice.

(ii)     Company’s Response. Upon receipt by the Company of a copy of a Conversion Notice, the Company shall promptly send, via facsimile (or otherwise deliver to its Email of Notice), a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Company of a copy of the fully-executed Conversion Notice, the Company shall issue and deliver or cause its designated transfer agent (the “Transfer Agent”) to issue and deliver, as applicable, within three (3) business days following the date of receipt by the Company of the fully-executed Conversion Notice (such third business day being the “Delivery Date”), to the holder a stock certificate representing the shares of Common Stock as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. If the number of shares of Preferred Stock represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series A Preferred Stock being converted, then the Company shall, as soon as practicable and in no event later than three (3) business days after receipt of the Preferred Stock Certificate(s) and at the Company’s expense, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series A Preferred Stock not converted.

(iii)    Dispute Resolution. In the case of a dispute as to the arithmetic calculation of the number of shares of Common Stock to be issued upon conversion, the Company shall cause the Transfer Agent to promptly issue to the holders the number of shares of Common Stock that is not disputed and shall submit the arithmetic calculations to the holders via facsimile (or otherwise deliver to its Email of Notice) as soon as possible, but in no event later than two (2) business days after receipt of such holder’s Conversion Notice. If such holder and the Company are unable to agree upon the arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion within one (1) business day of such disputed arithmetic calculation being submitted to the holder, then the Company shall within one (1) business day submit via facsimile (or otherwise deliver to its Email of Notice) the disputed arithmetic calculation of the number of shares of Common Stock to be issued upon such conversion to an independent, outside accountant (other than the Company's accountant) of national standing nominated by the Company and approved by such holder. The Company shall cause the accountant to perform the calculations and to notify the Company and the holder of the results no later than seventy-two (72) hours from the time it receives the disputed calculations. Such accountant’s calculation shall be binding upon all parties absent manifest error. The reasonable expenses of such accountant in making such determination shall be paid by the Company, in the event the holder’s calculation was correct, or by the holder, in the event the Company’s calculation was correct, or equally by the Company and the holder in the event that neither the Company’s or the holder’s calculation was correct. The period of time in which the Company is required to effect conversions or redemptions under this Certificate of Designation shall be tolled with respect to the subject conversion or redemption pending resolution of any dispute by the Company made in good faith and in accordance with this Section 5(b)(iii).

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(iv)     Record Holder. The person or persons entitled to receive the shares of Common Stock issuable upon a conversion of the Series A Preferred Stock shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of the close of the stock register for the Common Stock on the Conversion Date.

(c)     Conversion Price. The term “Conversion Price” shall mean $0.12, subject to adjustment under Section 5(d) hereof.

(d)     Adjustments of Conversion Price.

(i)     Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding Common Stock, the Conversion Price shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. Any adjustments under this Section 5(d)(i) shall be effective at the close of business on the date the stock split or combination becomes effective.

(ii)      Adjustments for Dividends and Distributions in Shares of Common Stock. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1)     the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2)     the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution;

provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive (i) a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock on the date of such event or (ii) a dividend or other distribution of shares of Series A Preferred Stock which are convertible, as of the date of such event, into such number of shares of Common Stock as is equal to the number of additional shares of Common Stock being issued with respect to each share of Common Stock in such dividend or distribution.

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(iii)     Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in assets (other than cash dividends payable out of earnings or surplus in the ordinary course of business) or equity or debt securities of the Company other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holders of Series A Preferred Stock shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the amount of assets and/or the number of securities of the Company which they would have received had their Series A Preferred Stock been converted into Common Stock immediately prior to such event and had thereafter, during the period from the date of such event to and including the Conversion Date, retained such assets and/or securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 5(d)(iii) with respect to the rights of the holders of the Series A Preferred Stock; provided, however, that if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions; and provided further, however, that no such adjustment shall be made if the holders of Series A Preferred Stock simultaneously receive a dividend or other distribution of assets and/or the number of securities that they would have received if all outstanding shares of Series A Preferred Stock had been converted into Common Stock immediately prior to such event.

(iv)     Adjustments for Reclassification, Exchange or Substitution. If the Common Stock issuable upon conversion of the Series A Preferred Stock at any time or from time to time after the Issuance Date shall be changed to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends provided for in Sections 5(d)(i), (ii) and (iii), or a reorganization, merger, consolidation, or sale of assets provided for in Section 5(d)(v)), then, and in each event, an appropriate revision to the Conversion Price shall be made and provisions shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and/or other securities that such holder would have received had it converted the shares of Series A Preferred Stock held by it into Common Stock immediately prior to such reclassification, exchange, substitution or other change, all subject to further adjustment as provided herein.

(v)     Adjustments for Reorganization, Merger, Consolidation or Sales of Assets. Subject to Section 4 above, if at any time or from time to time after the Issuance Date there shall be a capital reorganization of the Company (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 5(d)(i), (ii) and (iii), or a reclassification, exchange or substitution of shares provided for in Section 5(d)(iv)), or a merger or consolidation of the Company with or into another corporation or other entity, or the conveyance of all or substantially all of the assets of the Company to another corporation or other entity, immediately after such reorganization, merger, consolidation, or conveyance (an “Organic Change”), then as a part of such Organic Change an appropriate revision to the Conversion Price shall be made if necessary or appropriate and provision shall be made if necessary or appropriate (by adjustments of the Conversion Price or otherwise) so that the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share of Series A Preferred Stock into the kind and amount of shares of stock and other securities or property of the Company or any successor corporation resulting from Organic Change. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5(d)(v) with respect to the rights of the holders of the Series A Preferred Stock after the Organic Change to the end that the provisions of this Section 5(d)(v) (including any adjustment in the Conversion Price then in effect and the number of shares of stock or other securities deliverable upon conversion of the Series A Preferred Stock) shall be applied after that event in as nearly an equivalent manner as may be practicable.

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(vi)     Adjustments for Issuance of Additional Shares of Common Stock. In the event the Company shall issue or sell any additional shares of Common Stock (otherwise than as provided in the foregoing subsections (i) through (v) of this Section 5(d), pursuant to Common Stock Equivalents (hereafter defined) granted or issued prior to the Issuance Date, or in accordance with Section 5(d)(ix) below) (the “Additional Shares of Common Stock”), at a price per share less than the Conversion Price, or without consideration, the Conversion Price then in effect upon each such issuance shall be adjusted to that price (rounded to the nearest cent) determined by multiplying the Conversion Price by a fraction:

(1)     the numerator of which shall be equal to the sum of (A) the number of shares of Common Stock outstanding (including, for purposes of such calculation, shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock) immediately prior to the issuance of such Additional Shares of Common Stock plus (B) the number of shares of Common Stock (rounded to the nearest whole share) which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at a price per share equal to the then Conversion Price, and

(2)     the denominator of which shall be equal to the number of shares of Common Stock outstanding (including, for purposes of such calculation, shares of Common Stock issuable upon conversion of the outstanding shares of Series A Preferred Stock) immediately after the issuance of such Additional Shares of Common Stock;

No adjustment of the number of shares of Common Stock shall be made under Section 5(d)(vi) upon the issuance of any Additional Shares of Common Stock that are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Common Stock Equivalents (as defined below), if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Common Stock Equivalents (or upon the issuance of any warrant or other rights therefore) pursuant to Section 5(d)(vii).

(vii)     Issuance of Common Stock Equivalents. The provisions of this Section 5(d)(vii) shall apply if (a) the Company, at any time after the Issuance Date, shall issue any securities convertible into or exchangeable for, directly or indirectly, Common Stock (“Convertible Securities”), other than the Series A Preferred Stock, or (b) any rights, warrants or options to purchase any such Common Stock or Convertible Securities (collectively, the “Common Stock Equivalents”) shall be issued or sold. If the price per share for which Additional Shares of Common Stock may be issuable pursuant to any such Convertible Securities or Common Stock Equivalents shall be less than the applicable Conversion Price then in effect, or if, after any such issuance of Convertible Securities or Common Stock Equivalents, the price per share for which Additional Shares of Common Stock may be issuable thereafter is amended or adjusted, and such price as so amended shall be less than the applicable Conversion Price in effect at the time of such amendment or adjustment, then the applicable Conversion Price upon each issuance of Convertible Securities or Common Stock Equivalents or amendment thereof shall be adjusted as provided in subsection (vi) of this Section 5(d). No adjustment shall be made to the Conversion Price upon the issuance of Common Stock pursuant to the exercise, conversion or exchange of any Convertible Securities or Common Stock Equivalents where an adjustment to the Conversion Price was previously made as a result of the issuance or purchase of any Convertible Securities or Common Stock Equivalents.

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(viii)     Consideration for Stock. In case any shares of Common Stock or Convertible Securities, or any Common Stock Equivalents, shall be issued or sold:

(1)     in connection with any merger or consolidation in which the Company is the surviving corporation (other than any consolidation or merger in which the previously outstanding shares of Common Stock of the Company shall be changed to or exchanged for the stock or other securities of another corporation and except as provided in Section 5(d)(ix) below), the amount of consideration therefore shall be deemed to be the fair value, as determined reasonably and in good faith by the Board of Directors of the Company including the affirmative vote of at least one (1) Director elected or appointed by the holders of the Series A Preferred Stock, of such portion of the assets and business of the nonsurviving corporation as such Board may determine to be attributable to such shares of Common Stock, Convertible Securities or Common Stock Equivalents, as the case may be; or

(2)     in the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in which the previously outstanding shares of Common Stock of the Company shall be changed into or exchanged for the stock or other securities of another corporation, or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities or other property of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated, and for a consideration equal to the fair market value on the date of such transaction of all such stock or securities or other property of the other corporation. If any such calculation results in adjustment of the applicable Conversion Price, or the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock, the determination of the applicable Conversion Price or the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock immediately prior to such merger, consolidation or sale, shall be made after giving effect to such adjustment of the number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock. In the event any consideration received by the Company for any securities consists of property other than cash, the fair market value thereof at the time of issuance or as otherwise applicable shall be as determined in good faith by the Board of Directors of the Company including the affirmative vote of at least one Director elected or appointed by the holders of the Series A Preferred Stock. In the event Common Stock is issued with other shares or securities or other assets of the Company for consideration which covers both, the consideration computed as provided in this Section 5(d)(viii) shall be allocated among such securities and assets as determined in good faith by the Board of Directors of the Company including the affirmative vote of at least one Director elected or appointed by the holders of the Series A Preferred Stock.

(ix)     Certain Issuances Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment to the Conversion Price upon the authorization or issuance of (i) securities issued in connection with the acquisition of a Target Company (hereinafter defined) approved by the Board of Directors through merger, stock-for-stock exchange, or similar transaction with the Company and/or one of its subsidiaries and securities issued to retain the personnel of the Target Company; (ii) securities issued pursuant to the conversion or exercise of convertible or exercisable securities issued or outstanding on or prior to the Issuance Date (so long as the conversion or exercise price in such securities are not amended to lower such price and/or adversely affect the holders); and (iii) securities issued or granted pursuant to the Company’s 2015 Stock Incentive Plan or any subsequent equity compensation plans approved by the Company’s Board of Directors or Compensation Committee, including at least one of the directors elected or appointed by the holders of the Series A Preferred Stock pursuant to Section 3(b) hereof. The term “Target Company” shall mean an entity which at the time of the acquisition was engaged in the mortgage brokerage or mortgage banking business.

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(e)     No Impairment. The Company shall not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment. In the event a holder shall elect to convert any shares of Series A Preferred Stock as provided herein, the Company cannot refuse conversion based on any claim that such holder or anyone associated or affiliated with such holder has been engaged in any violation of law, unless, and only for so long as, (i) an order from the Securities and Exchange Commission prohibiting such conversion or (ii) an injunction from a court, on notice, restraining and/or adjoining conversion of all or of said shares of Series A Preferred Stock shall have been issued and the Company posts a surety bond for the benefit of such holder in an amount equal to 120% of the Liquidation Preference Amount of the Series A Preferred Stock such holder has elected to convert, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such holder in the event it obtains judgment.

(f)     Certificates as to Adjustments. Upon occurrence of each adjustment or readjustment of the Conversion Price or number of shares of Common Stock issuable upon conversion of the Series A Preferred Stock pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such Series A Preferred Stock a certificate setting forth such adjustment and readjustment, showing in detail the facts upon which such adjustment or readjustment is based, and in any event with ten (10) days of such event. The Company shall, upon written request of the holder of such affected Series A Preferred Stock, at any time, furnish or cause to be furnished to such holder a like certificate setting forth such adjustments and readjustments, the Conversion Price in effect at the time, and the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon the conversion of a share of such Series A Preferred Stock. Notwithstanding the foregoing, the Company shall not be obligated to deliver a certificate unless such certificate would reflect an increase or decrease of at least one percent (1%) of such adjusted amount.

(g)     Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of Series A Preferred Stock pursuant hereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

(h)     Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by facsimile or deliver to its Email of Notice or three (3) business days following being mailed by certified or registered mail, postage prepaid, return-receipt requested, addressed to the holder of record at its address appearing on the books of the Company. The Company will give written notice to each holder of Series A Preferred Stock at least twenty (20) days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of Common Stock, or (III) for determining rights to vote with respect to any Organic Change, dissolution, liquidation or winding-up and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to each holder of Series A Preferred Stock at least twenty (20) days prior to the date on which any Organic Change, dissolution, liquidation or winding-up will take place; provided, however, that in no event shall such notice be provided to such holder prior to such information being made known to the public.

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(i)     Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Company shall round the number of shares to be issued upon conversion up to the nearest whole number of shares.

(j)     Reservation of Common Stock. The Company shall, so long as any shares of Series A Preferred Stock are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock, such number of shares of Common Stock equal to the aggregate number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all of the Series A Preferred Stock then outstanding. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Company shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number as shall be sufficient for such purpose, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to its Articles of Incorporation. The initial number of shares of Common Stock reserved for conversions of the Series A Preferred Stock and any increase in the number of shares so reserved shall be allocated pro rata among the holders of the Series A Preferred Stock based on the number of shares of Series A Preferred Stock held by each holder of record at the time of issuance of the Series A Preferred Stock or increase in the number of reserved shares, as the case may be. In the event a holder shall sell or otherwise transfer any of such holder’s shares of Series A Preferred Stock, each transferee shall be allocated a pro rata portion of the number of reserved shares of Common Stock reserved for such transferor. Any shares of Common Stock reserved and which remain allocated to any person or entity that does not hold any shares of Series A Preferred Stock shall be allocated to the remaining holders of Series A Preferred Stock, pro rata based on the number of shares of Series A Preferred Stock then held by such holder.

(k)     Retirement of Series A Preferred Stock. Conversion of Series A Preferred Stock shall be deemed to have been effected on the Conversion Date. Upon conversion of only a portion of the number of shares of Series A Preferred Stock represented by a certificate surrendered for conversion, the Company shall issue and deliver to such holder at the expense of the Company, a new certificate covering the number of shares of Series A Preferred Stock representing the unconverted portion of the certificate so surrendered as required by Section 5(b)(b)(ii).

(l)     Regulatory Compliance. If any shares of Common Stock to be reserved for the purpose of conversion of Series A Preferred Stock require registration or listing with or approval of any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company shall, at its sole cost and expense, use its best efforts to as expeditiously as possible, secure such registration, listing or approval, as the case may be.

6.      Lost or Stolen Certificates. Upon receipt by the Company of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Preferred Stock Certificates representing the shares of Series A Preferred Stock, and, in the case of loss, theft or destruction, of any indemnification undertaking by the holder to the Company and, in the case of mutilation, upon surrender and cancellation of the mutilated Preferred Stock Certificate(s), the Company shall execute and deliver new preferred stock certificate(s) of like tenor and date; provided, however, the Company shall not be obligated to reissue Preferred Stock Certificates if the holder contemporaneously requests the Company to convert such shares of Series A Preferred Stock into Common Stock, in which case the Company shall issue the shares of Common Stock to the holder in accordance with the terms of this Certificate of Designation.

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7.     Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), and no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a holder’s right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the holder thereof and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of the Series A Preferred Stock and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holders of the Series A Preferred Stock shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

8.     Specific Shall Not Limit General; Construction. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein. This Certificate of Designation shall be deemed to be jointly drafted by the Company and all initial holder of the Series A Preferred Stock and shall not be construed against any person as the drafter hereof.

9.     Failure or Indulgence Not Waiver. No failure or delay on the part of a holder of Series A Preferred Stock in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

10.     Company Breach. In the event of a breach by the Company of any provision of Section 2, Section 3, Section 4, or Section 5 herein (each, a “Company Breach”), in addition to any other remedies as provided in Section 7 herein the Company shall, promptly and in any event within two Business Days of the date the Company first becomes aware of such Company Breach, provide written notice of such Company Breach to each Holder, provided, however, that notwithstanding the foregoing, holders holding at least a majority of the outstanding shares of the Series A Preferred Stock may waive a Company Breach and the provisions of this Section 10 with respect thereto.

IN WITNESS WHEREOF, White Mountain Titanium Corporation has caused this Certificate of Preferred Stock Designation to be signed by its Chief Executive Officer and Secretary, respectively, on this 16th day of March, 2016.

White Mountain Titanium Corporation

By:
Name:	Michael P. Kurtanjek
Title:	Chief Executive Officer

By:
Name:	Ronald N. Vance
Title:	Secretary

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EXHIBIT I

WHITE MOUNTAIN TITANIUM CORPORATION

CONVERSION NOTICE

Reference is made to the Certificate of Designation of the Relative Rights and Preferences of the Series A Convertible Preferred Stock of PSM Holdings, Inc. (the “Certificate of Designation”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series A Convertible Preferred Stock, par value $.001 per share (the “Preferred Stock”), of White Mountain Titanium Corporation, a Nevada corporation (the “Company”), indicated below into shares of Common Stock, par value $.001 per share (the “Common Stock”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Stock specified below as of the date specified below.

Date of Conversion: ____________________________________________________________________________________________________________________________________________________________________________

Number of shares of Preferred Stock to be converted: ____ ______________________________________________________________________________________________________________________________________________

Stock certificate no(s). of Preferred Stock to be converted: ________________________________________________________________________________________________________________________________________________

The shares of Common Stock issuable upon such conversion have been sold pursuant to the Registration Statement: YES ______     NO____

Please confirm the following information:

Conversion Price: ______________________________________________________________________________________________________________________________________________________________________________

Number of shares of Common Stock to be issued: ______________________________________________________________________________________________________________________________________________________

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion: ______________________________________________________

Please issue the Common Stock into which the shares of Preferred Stock are being converted and, if applicable, any check drawn on an account of the Company, in the following name and to the following address:

Issue to:

Facsimile Number:

Email of Notice:

Authorization:
By: ___________________________________________________________________________________________________
Title: ____________________________________________________________________________________________________

Dated:

EXHIBIT D

Common Stock Purchase Warrant

(See Attached)

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE FEDERAL OR STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED HEREBY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

WHITE MOUNTAIN TITANIUM CORPORATION

WARRANT TO PURCHASE COMMON STOCK

Warrant No.: W-2016-00001
Number of Shares: 8,333,333
Date of Issuance: March 16, 2016 (the “Issuance Date”)

White Mountain Titanium Corporation, a Nevada corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Nexo WMTM Holdings, LLC, a Delaware limited liability company, the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, upon surrender of this Warrant to purchase Common Stock (including all Warrants to purchase Common Stock issued in exchange, transfer or replacement hereof, the “Warrant”), at any time or times on or after the date hereof, but not after 11:59 P.M., New York Time, on the Expiration Date (as defined below), Eight Million Three Hundred Thirty Three Thousand (8,333,333) fully paid nonassessable shares of Common Stock (as defined below) (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant shall have the meanings set forth in Section 11. This Warrant is being issued pursuant to a $2,000,000 Loan Agreement, dated March 16, 2016, between the Company and the Holder.

1.     EXERCISE OF WARRANT.

(a)     Mechanics of Exercise. Subject to the terms and conditions hereof, this Warrant may be exercised by the Holder on any day, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash or wire transfer of immediately available funds. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder; provided, however, that the Holder shall covenant in the Exercise Notice, that it will deliver the original Warrant to the Company within five (5) Business Days of such exercise. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. On or before the first Business Day following the date on which the Company has received each of the Exercise Notice and the Aggregate Exercise Price (the “Exercise Delivery Documents”), the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Delivery Documents to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third Business Day following the date on which the Company has received all of the Exercise Delivery Documents (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, upon the request of the Holder, credit such aggregate number of shares of Common Stock to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit Withdrawal Agent Commission system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder is entitled pursuant to such exercise. Upon delivery of the Exercise Notice and Aggregate Exercise Price referred to in clause (ii)(A) above the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the certificates evidencing such Warrant Shares. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Business Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 4(d)) representing the right to purchase the number of Warrant Shares purchasable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional shares of Common Stock are to be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes, including without limitation, all documentary stamp, transfer or similar taxes, or other incidental expense that may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant.

(b)     Exercise Price. For purposes of this Warrant, “Exercise Price” means US$0.30 per share, subject to adjustment as provided herein.

(c)     Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with terms herein.

(d)     No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of such fractional share.

(e)     Compliance with Securities Laws.

(i)     The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant and the Common Stock to be issued upon exercise hereof are being acquired solely for the Holder’s own account and not as a nominee for any other party; and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Common Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act or any state securities laws. Upon exercise of this Warrant, the Holder shall, if requested by the Company, confirm in writing, in a form satisfactory to the Company, that the Common Stock so purchased are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale.

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(ii)     This Warrant and all Common Stock issued upon exercise hereof unless registered under the Securities Act shall be stamped or imprinted with a legend in substantially the following form (in addition to any legend required by state securities laws): THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES

AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

2.      ADJUSTMENTS. If, prior to the exercise of these Warrants, the Company shall have effected one or more stock split-ups, stock dividends or other increases or reductions of the number of shares of its Common Stock outstanding without receiving reasonable compensation therefor in money, services, or property, the number of shares of Common Stock subject to the Warrants shall, (i) if a net increase shall have been effected in the number of outstanding shares of Common Stock, be proportionately increased, and the cash consideration payable per share shall be proportionately reduced, and, (ii) if a net reduction shall have been effected in the number of outstanding shares of Common Stock, be proportionately reduced and the cash consideration payable per share be proportionately increased.

3.     WARRANT HOLDER NOT DEEMED A STOCKHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 3, the Company will provide the Holder with copies of the same notices and other information given to the stockholders of the Company generally, contemporaneously with the giving thereof to the stockholders.

4.     REISSUANCE OF WARRANTS.

(a)     Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 4(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 4(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

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(b)     Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 4(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)     Warrant Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Warrant or Warrants (in accordance with Section 4(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)     Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 4(a) or Section 4(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) except for new warrants issued pursuant to section 4(a), shall have an issuance date, as indicated on the face of such new Warrant, which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

5.     NOTICES. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Warrant shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by facsimile transmission, sent to the recipient by email, sent to the recipient by reputable express courier service (charges prepaid), or three (3) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands, and other communications will be sent to the Holder at the address or number indicated on the records of the Company and to the principal executive offices of the Company, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

6.     AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the holders of these Warrants representing at least a majority of the shares of Common Stock obtainable upon exercise of these Warrants then outstanding; provided, however, that the Company may reduce the Exercise Price or extend the Expiration Date without the prior consent of the holders of these Warrants.

7.      GOVERNING LAW; VENUE. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the choice of law principals thereof. The Parties hereto irrevocably submit to the jurisdiction of the Courts of the State of Utah located in Salt Lake County and the United States District Court of Utah in any action arising out of or relating to this Warrant, and hereby irrevocably agree that all claims in respect of such action may be heard and determined in such state or federal court. The Parties hereto irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. To the extent any Party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Parties hereto hereby irrevocably waives such immunity in respect of its obligations under this Warrant.

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8.     WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AGREES THAT LENDER MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF BORROWER IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. BORROWER HEREBY ACKNOWLEDGES THAT THIS PROVISION MAY NOT BE ORALLY WAIVED AND CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF LENDER, INCLUDING LENDER’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF SUCH DISPUTE OR CONTROVERSY, SEEK TO ENFORCE THE PROVISIONS OF THIS PARAGRAPH, AND BORROWER ACKNOWLEDGES THAT LENDER HAS, IN PART, BEEN INDUCED TO MAKE THE EXTENSION OF CREDIT EVIDENCED BY THE NOTE IN RELIANCE ON THE PROVISIONS OF THIS PARAGRAPH.

9.     CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

10.     REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holder of this Warrant and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Holder shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

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11.     TRANSFER. This Warrant may not be offered for sale, sold, transferred or assigned without the consent of the Company.

12.     CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(a) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the State of Utah are authorized or required by law to remain closed.

(b)     “Common Stock” means (i) the Company’s common stock, par value $0.001 per share, and (ii) any capital stock into which such Common Stock shall have been changed or any capital stock resulting from a reclassification of such Common Stock.

(c)     “Expiration Date” means March 16, 2019, or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next date that is not a Holiday; provided that the Warrants will expire earlier upon (i) the sale of all or substantially all of the assets of the Company or (ii) the merger or consolidation of the Company after which the Company’s stockholders own less than a majority of the voting stock of the surviving entity.

(d)     “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(e)     “Principal Market” means the principal securities exchange or trading market on which the Common Stock is listed and trades.

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

WHITE MOUNTAIN TITANIUM CORPORATION

By:
Name:
Title:

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EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS
WARRANT TO PURCHASE COMMON STOCK

WHITE MOUNTAIN TITANIUM CORPORATION

The undersigned holder hereby exercises the right to purchase ___________ of the shares of Common Stock (“Warrant Shares”) of White Mountain Titanium Corporation, a Nevada corporation (the “Company”), evidenced by the attached Warrant to Purchase Common Stock, Warrant No.: W____________(the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1.     Payment of Exercise Price. The holder shall pay the Aggregate Exercise Price in the sum of $___________________to the Company in accordance with the terms of the Warrant.

2.     Accredited Investor. The holder is an “accredited investor” as defined in Rule 501(a) under the Securities Act.

3.     Delivery of Warrant Shares. The Company shall deliver to the holder __________Warrant Shares in accordance with the terms of the Warrant.

4.     Delivery of Warrant. The Holder shall deliver the original Warrant to the Company within five (5) Business Days from the date hereof.

[5.     The Holder hereby represents that contemporaneous with the delivery of this exercise notice, that the Holder has sold __________Warrant Shares and hereby represents that it has complied with the prospectus delivery requirements of the Securities Act as applicable in connection with such sale.]1

Date: __________________, 201______

______________________________________________
     Name of Registered Holder

By:
Name:
Title:

______________________________________
1 Add only if a contemporaneous sale has occurred pursuant to a Registration Statement

EXHIBIT E

Registration Rights Agreement

(See Attached)

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of March 16, 2016, by and between White Mountain Titanium Corporation, a Nevada corporation (the “Company”), and NEXO WMTM Holdings, LLC, a Delaware limited liability company (the “Shareholder”).

RECITALS:

WHEREAS, the Shareholder concurrently with the execution of this Agreement is acquiring shares of the Company’s Series A Preferred Stock (the “Series A Shares”) which are convertible into the Company’s common stock, par value $0.001 per share (the “Common Stock”); and

WHEREAS, as a condition to such acquisition, the parties are willing to enter into the agreements contained herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.     Definitions. Capitalized terms used herein and not otherwise defined shall have the meanings set forth below:

“Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities. A holder of securities that are convertible into or exercisable for Registrable Securities shall be deemed to be a Holder of such Registrable Securities.

“Loan Agreement” means the Loan Agreement dated March 16, 2016, between the Company and the Shareholder.

“Person” means an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and government or any department or agency thereof.

“Registerable Securities” means (i) the Common Stock issued or issuable to the Shareholder upon conversion of the Series A Shares issued in accordance with the terms of the Loan Agreement, and (ii) any securities issued or issuable with respect to the Common Stock referred to in clause (i) by way of replacement, share dividend, share split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.     Demands for Registration

2.1     Demand Period. So long as Series A Shares are outstanding (the “Demand Period”), subject to the terms and conditions of this Agreement, the Shareholder will have in the one-time right, in addition to other rights enumerated in this Agreement, to request registration under the Securities Act of all or part of its Registerable Securities (a “Demand Registration”). The Holders of 50% or more of the Registerable Securities shall have the right to exercise the registration rights under this Section 2.

2.2     Demand Procedure.

2.2.1     Subject to Sections 2.2.2 and 2.2.4 below, during the Demand Period any Holder or combination of Holders (the “Demanding Shareholders”) owning 50% or more of the Registerable Securities may deliver to the Company a written request (a “Demand Registration Request”) that the Company register any or all such Demanding Shareholders’ Registerable Shares.

2.2.2     Holders, taken together, may only make one Demand Registration Request during the Demand Period. The Company shall only be required to file one registration statement (as distinguished from supplements or pre-effective or post-effective amendments thereto) in response to each Demand Registration Request.

2.2.3     A Demand Registration Request from Demanding Shareholders shall (i) set forth the number of Registerable Securities intended to be sold pursuant to the Demand Registration Request; (ii) disclose whether all or any portion of a distribution pursuant to such registration will be sought by means of an underwriting; and (iii) identify any managing underwriter or managing underwriters proposed for the underwritten portion, if any, of such registration.

2.2.4     The parties anticipate that the registration contemplated under this Section 2 will be accomplished by means of the filing of a Form S-1 or S-3, and that registration on such form will allow for different means of distribution, including sales by means of an underwriting as well as sales into the open market. If the Demanding Shareholders desire to distribute all or part of the Registerable Securities covered by their request by means of an underwriting, they shall so advise the Company in writing in their initial Demand Registration Request as described in Section 2.2.3 above. A determination of whether all or part of the distribution will be by means of an underwriting shall be made by Demanding Shareholders holding a majority of the Registerable Securities to be included in the registration. If all or part of the distribution is to be by means of an underwriting, all subsequent decisions concerning the underwriting which are to be made by the Demanding Shareholders pursuant to the terms of this Agreement, which shall include the selection of the underwriter or underwriters to be engaged and the representative, if any, of the underwriters so engaged, shall be made by the Demanding Shareholders who hold a majority of the Registerable Securities to be included in the underwriting, subject to approval by the Board of Directors of the Company.

2.2.5      Upon the receipt by the Company of a Demand Registration Request in accordance with Section 2.2.4 hereof, the Company shall, within ten (10) days following receipt of such Demand Registration Request, give written notice of such request to all other Holders. The Company shall include in such notice information concerning whether all, part, or none of the distribution is expected to be made by means of an underwriting, and, if more than one means of distribution is contemplated, may require Holders to notify the Company of the means of distribution of their Registerable Securities to be included in the registration. If any Holder who is not a Demanding Shareholder desires to sell any Registerable Securities owned by such Holder, such Holder may elect to have all or any portion of its Registerable Securities included in the registration statement by notifying the Company in writing (a “Supplemental Demand Registration Request”) within twenty (20) days of receiving notice of the Demand Registration Request from the Company. The right of any Holder to include all or any portion of its Registerable Securities in an underwriting shall be conditioned upon the Company’s having received a timely written request for such inclusion by way of a Demand Registration Request or Supplemental Demand Registration Request (which right shall be further conditioned to the extent provided in this Agreement). Any Holder proposing to distribute his, her, or its Registerable Securities through an underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

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2.2.6     Notwithstanding any other provision of this Section 2, if an underwriter advises the Company in writing that marketing factors require a limitation on the number of shares to be underwritten, then the number of shares of Registerable Securities that may be included in the underwriting shall be allocated among the Holders in proportion (as nearly as practicable) to the respective amounts of Registerable Securities each Holder owns (or in such other proportion as they shall mutually agree). Registerable Securities excluded or withdrawn from the underwriting in accordance with this Section 2.2.7 shall be withdrawn from the registration.

2.3     Priority on Request Registration. The Company will not include in any Demand Registration any securities which are not Registerable Securities without the prior written consent of the Holders of a majority of the shares of Registerable Securities included in such registration. If a Demand Registration is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registerable Securities and, if permitted hereunder, other securities requested to be included in such offering, exceeds the number of securities that can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the shares of Registerable Securities initially requesting registration, the Company will include in such registration prior to the inclusion of any securities which are not Registerable Securities the number of shares of Registerable Securities requested to be included that in the opinion of such underwriters can be sold in an orderly manner within such acceptable price range, pro rata among the respective Holders thereof on the basis of the number of shares of Registerable Securities owned by each such Holder.

3.     Piggyback Registrations

3.1      Right to Piggyback. If the Company proposes to undertake an offering of shares of Common Stock for its account or for the account of other stockholders and the registration form to be used for such offering may be used for the registration of Registerable Securities (a “Piggyback Registration”), each such time the Company will give prompt written notice to all Holders of Registerable Securities of its intention to effect such a registration (each, a “Piggyback Notice”) and, subject to Sections 3.2 and 3.3 hereof, the Company will use its best efforts to cause to be included in such registration all Registerable Securities with respect to which the Company has received written requests for inclusion therein within twenty (20) days after the date of sending the Piggyback Notice.

3.2     Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in an orderly manner within a price range acceptable to the Company, the Company will include in such registration (a) first, the securities the Company proposes to sell, and (b) second, the Registerable Securities requested to be included in such registration and any other securities requested to be included in such registration that are held by Persons other than the Holders of Registerable Securities pursuant to registration rights, pro rata among the holders of Registerable Securities and the holders of such other securities requesting such registration on the basis of the number of shares of such securities owned by each such holder.

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3.3     Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities other than the Holders of Registerable Securities (the “Other Holders”), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in a orderly manner in such offering within a price range acceptable to the Other Holders requesting such registration, the Company will include in such registration (a) first, the securities requested to be included therein by the Other Holders requesting such registration, and (b) second, the Registerable Securities requested to be included in such registration hereunder, pro rata among the Holders of Registerable Securities requesting such registration on the basis of the number of shares of such securities owned by each such Holder.

3.4     Selection of Underwriters. In the case of an underwritten Piggyback Registration, the Company will have the right to select the investment banker(s) and managers(s) to administer the offering.

4.     Registration Procedures

4.1     Registration. Whenever the Holders of Registerable Securities have requested that any Registerable Securities be sold pursuant to this Agreement, the Company will use its reasonable best efforts to effect the registration and the sale of such Registerable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

4.1.1     Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registerable Securities and use its reasonable best efforts to cause such registration statement to become effective.

4.1.2     Amendments and Supplements. Promptly prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for the period required by the intended method of disposition and the terms of this Agreement and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement.

4.1.3      Provisions for Copies. Promptly furnish to each seller of Registerable Securities the number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registerable Securities owned by such seller.

4.1.4      Blue Sky Laws. Use its reasonable best efforts to register or qualify such Registerable Securities under the securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registerable Securities owned by such seller, provided, that the Company will not be required to (a) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 4.1.4; (b) subject itself to taxation in any such jurisdiction; or (c) consent to general service of process in any such jurisdiction.

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4.1.5      Anti-fraud Rules. Promptly notify each seller of such Registerable Securities when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any material fact necessary to make the statements therein not misleading, and in such event, at the request of any such seller, the Company will promptly prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registerable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, provided, that the Company will not take any action which causes the prospectus included in such registration statement to contain an untrue statement of material fact or omit any material fact necessary to make the statements therein not misleading, except as permitted by Section 4.5.

4.1.6      Securities Exchange Listing. Use its reasonable best efforts to cause all such Registerable Securities to be listed on each securities exchange on which securities of the same class issued by the Company are then listed and use its reasonable best efforts to qualify such Registerable Securities for trading on each system on which securities of the same class issued by the Company are then qualified.

4.1.7      Underwriting Agreement. Enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the shares of Registerable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registerable Securities.

4.1.8     Due Diligence. Make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant, or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant, or agent in connection with such registration statement.

4.1.9     Deemed Underwriters or Controlling Persons. Permit any Holder of Registerable Securities which Holder, in such Holder’s reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material in form and substance satisfactory to such Holder and to the Company, and furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included.

4.1.10     Management Availability. In connection with underwritten offerings, make available appropriate management personnel for participation in the preparation and drafting of such registration or comparable statement, for due diligence meetings and for “road show” meetings.

4.1.11      Stop Orders. Promptly notify Holders of the Registerable Securities of the threat of issuance by the SEC of any stop order suspending the effectiveness of the registration statement or the initiation of any proceeding for that purpose, and make every reasonable effort to prevent the entry of any order suspending the effectiveness of the registration statement. In the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registerable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order.

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4.1.12     Opinions. At each closing of an underwritten offering, request opinions of counsel to the Company and updates thereof (which opinions and updates shall be reasonably satisfactory to the underwriters of the Registerable Securities being sold) addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Holders or their counsel.

4.2      Further Information. The Company may require each Holder of Registerable Securities to furnish to the Company in writing such information regarding the proposed distribution by such Holder of such Registerable Securities as the Company may from time to time reasonably request.

4.3     Notice to Suspend Offers and Sales. Each Holder severally agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Sections 4.1.5 or 4.1.11 hereof, such Investor will forthwith discontinue disposition of shares of Common Stock pursuant to a registration hereunder until receipt of the copies of an appropriate supplement or amendment to the prospectus under Section 4.1.5 or until the withdrawal of such order under Section 4.1.11.

4.4      Reference to Holders. If any such registration or comparable statement refers to any Holder by name or otherwise as the holder of any securities of the Company and if, in the Holder’s reasonable judgment, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require (a) the insertion therein of language in form and substance satisfactory to such Holder and the Company, and presented to the Company in writing, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder, provided that with respect to this clause (b) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

4.5     Company’s Ability to Postpone. Notwithstanding anything to the contrary contained herein, the Company shall have the right twice in any twelve month period to postpone the filing of any registration statement under Sections 2 or 3 hereof or any amendment or supplement thereto for a reasonable period of time (all such postponements not exceeding ninety (90) days in the aggregate in any twelve month period) if the Company furnishes the Holders of Registerable Securities a certificate signed by the Chairman of the Board of Directors or the President of the Company stating that, in its good faith judgment, the Company’s Board of Directors (or the executive committee thereof) has determined that effecting the registration at such time would materially and adversely affect a material financing, acquisition, disposition of assets or stock, merger or other comparable transaction, or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company.

5.     Registration Expenses

5.1    Expense Borne by Company. Except as specifically otherwise provided in Section 5.2 hereof, the Company will be responsible for payment of all expenses incident to any registration hereunder, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, road show expenses, advertising expenses and fees and disbursements of counsel for the Company and all independent certified public accountants and other Persons retained by the Company in connection with such registration (all such expenses borne by the Company being herein called the “Registration Expenses”).

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5.2     Expense Borne by Selling Security Holders. Each selling security holder will be individually responsible for payment of his, her, or its own legal fees (if the selling security holder retains legal counsel separate from that of the Company), underwriting fees and brokerage discounts, commissions and other sales expenses incident to any registration hereunder. Any other expenses to be borne by the selling security holders which are common to all of the selling security holders shall be divided among such security holders (including the Company and holders of the Company’s securities other than Registerable Securities, to the extent that securities are being registered on behalf of such Persons) pro rata on the basis of the number of shares being registered on behalf of each such security holder, or as such security holders may otherwise agree.

6.     Indemnification Section

6.1     Indemnification by Company. The Company agrees to indemnify, to the fullest extent permitted by law, each Holder of Registerable Securities and each Person who controls (within the meaning of the Securities Act) such Holder against all loses, claims, damages, liabilities, and expenses in connection with defending against any such losses, claims, damages, or liabilities, or in connection with any investigation or inquiry, in each case caused by or based on any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus, or preliminary prospectus or any amendment thereof or supplement thereto, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arise out of any violation by the Company of any rules or regulations promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with such registration, except insofar as the same are (i) contained in any information furnished in writing to the Company by such Holder expressly for use therein; (ii) caused by such Holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto; or (iii) caused by such Holder’s failure to discontinue disposition of shares after receiving notice from the Company pursuant to Section 4.3 hereof. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Holders of Registerable Securities.

6.2     Indemnification by Holder. In connection with any registration statement in which a Holder of Registerable Securities is participating, each such Holder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls (within the meaning of the Securities Act) the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for use in connection with such registration; provided that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registerable Securities pursuant to such registration statement. In connection with an underwritten offering, each such Holder will indemnify such underwriters, their officers and directors and each Person who controls (within the meaning of the Securities Act) such underwriters at least to the same extent as provided above with respect to the indemnification of the Company.

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6.3     Assumption of Defense by Indemnifying Party. Any Person entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

6.4     Binding Effect. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, or controlling Person of such indemnified party and will survive the transfer of securities. The Company also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s indemnification is unavailable for any reason. Each Holder of Registerable Securities also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event such Holder’s indemnification is unavailable for any reason.

7.     Participation in Underwritten Registrations

No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements.

8.     Miscellaneous.

8.1     Amendments. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

8.2     Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the choice of law principals thereof. The Parties hereto irrevocably submit to the jurisdiction of the Courts of the State of Utah located in Salt Lake County and the United States District Court of Utah in any action arising out of or relating to this Agreement, and hereby irrevocably agree that all claims in respect of such action may be heard and determined in such state or federal court. The Parties hereto irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The Parties further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. To the extent any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each of the Parties hereto hereby irrevocably waives such immunity in respect of its obligations under this Agreement.

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8.3     Waiver of Jury Trial. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF ANY PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. EACH PARTY AGREES THAT ANY OTHER PARTY MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED AGREEMENT OF EACH PARTY IRREVOCABLY TO WAIVE ITS RIGHTS TO TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN ANY OF THE PARTIES SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY. EACH PARTY HEREBY ACKNOWLEDGES THAT THIS PROVISION MAY NOT BE ORALLY WAIVED AND CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY OTHER PARTY, INCLUDING THAT PARTY’S COUNSEL, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF SUCH DISPUTE OR CONTROVERSY, SEEK TO ENFORCE THE PROVISIONS OF THIS PARAGRAPH, AND EACH PARTY ACKNOWLEDGES THAT EACH OTHER PARTY HAS, IN PART, BEEN INDUCED TO ENTER INTO THIS AGREEMENT IN RELIANCE ON THE PROVISIONS OF THIS PARAGRAPH.

8.4     Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

8.5     Notices. Any notice, demand, request, waiver or other communication required or permitted to be given pursuant to this Agreement must be in writing (including electronic format) and will be deemed by the Parties to have been received (i) upon delivery in person (including by reputable express courier service) at the address set forth below; (ii) upon delivery by facsimile (as verified by a printout showing satisfactory transmission) at the facsimile number designated below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); (iii) upon delivery by electronic mail (as verified by a printout showing satisfactory transmission) at the electronic mail address set forth below (if sent on a business day during normal business hours where such notice is to be received and if not, on the first business day following such delivery where such notice is to be received); or (iv) upon three business days after mailing with the United States Postal Service if mailed from and to a location within the continental United States by registered or certified mail, return receipt requested, addressed to the address set forth below. Any party hereto may from time to time change its physical or electronic address or facsimile number for notices by giving notice of such changed address or number to the other party in accordance with this section.

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If to the Company at:	Augusto Leguia 100, Oficina 1401, Las Condes
Santiago, Chile
Attention: Michael P. Kurtanjek, CEO
Facsimile No.:
Email Address:

With a copy (which will not
constitute notice) to:	Ronald N. Vance
The Law Office of Ronald N. Vance & Associates,
P.C.
1656 Reunion Avenue
Suite 250
South Jordan, UT 84095
Facsimile No. (801) 446-8803
Email Address: ron@vancelaw.us

If to the Shareholder at:

Attention:
Facsimile No.:
Email Address:

With a copy (which will not
constitute notice) to:

Attention:
Facsimile No.:
Email Address:

8.6     Severability. If a court of competent jurisdiction finds any provision of this Agreement to be invalid or unenforceable as to any party, such finding shall not render that provision invalid or unenforceable as to any other Persons. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

8.7     Successors and Assigns. All covenants and agreements contained by or on behalf of any party shall bind its successors and assigns and shall inure to the benefit of the other Parties, their successors and assigns.

8.8     Entire Agreement. This Agreement constitutes the entire understanding among the Parties hereto with respect to the subject matter hereof and supersedes all negotiations, representations, prior discussions, and preliminary agreements between any of the Parties hereto relating to the subject matter of this Agreement.

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8.9     Time Is of the Essence. Time is of the essence in the performance of this Agreement and the obligations created hereby.

8.10     Waiver. No party shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by the subject party. No delay or omission on the part of any party in exercising any right shall operate as a waiver of such right or any other right. A waiver by any party of a provision of this Agreement shall not prejudice or constitute a waiver of such party’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by any party, nor any course of dealing between any Parties, shall constitute a waiver of any of such party’s rights or of any obligations of any other party as to any future transactions. Whenever the consent of a party is required under this Agreement, the granting of such consent by such party in any instance shall not constitute continuing consent in subsequent instances where such consent is required, and in all cases such consent may be granted or withheld in the sole discretion of Lender.

8.11     Governing Language. This Agreement has been prepared in the English language and the English language shall control its interpretation. All consents, notices, reports and other written documents to be delivered or provided by a party under this Agreement shall be in the English language, unless otherwise agreed by the receiving party, and in the event of any conflict between the provisions of any document and the English language translation thereof, the terms of the English language translation shall control.

8.12      Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but such counterparts shall, together, constitute one and the same instrument. This Agreement, the other Loan Agreements, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or e-mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other Parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

8.13     Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in his, her, or its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

[SIGNATURE PAGE FOLLOWS]

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SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

THE COMPANY:	White Mountain Titanium Corporation

By
Michael P. Kurtanjek, Interim CEO

THE SHAREHOLDER:	NEXO WMTM HOLDINGS, LLC

By
Name: Andrew G. Sloop
Title: Partner

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EXHIBIT F

Development Assignment

(See Attached)

ASSIGNMENT OF DEVELOPMENT RIGHTS
OF
CERRO BLANCO DESALINATION PLANT

This Assignment of Development Rights (“Development Assignment”) is made effective as of the 16th day of March, 2016 (the “Effective Date”) by and between:

NEXO Water Ventures, LLC, a limited liability company organized and existing under the laws of the State of Delaware, with its principal place of business located at 68 South Main Street, 8th Floor, Salt Lake City, UT 84101 (the “Developer”),

and

White Mountain Titanium, Corp. a corporation organized and existing under the laws of the State of Nevada, with its principal place of business located at 225 S. Lake Avenue, Suite 300 Pasadena, CA 9110 and its wholly owned subsidiary Sociedad Contractual Minera White Mountain Titanium, organized and existing under the laws of the country of Chile, with its principal place of business located at 100 Augusto Leguia, Suite 1401 Las Condes, Santiago, Chile (together as “White Mountain”) (each, a “Party” and collectively, the “Parties”).

Unless otherwise defined within this Development Assignment, certain capitalized terms are defined in Section 9 of the Loan Agreement.

R E C I T A L S

WHEREAS, White Mountain has good and marketable title and also holds Good and Defensible Title to the Cerro Blanco Project which includes the right to develop and cause to establish a seawater desalination plant at the Cerro Blanco Project (“Desal Plant”) pursuant to its operative EIS and other applicable regulatory permits;

WHEREAS, subject to the conditions set forth in this Development Assignment, White Mountain is now interested in transferring, creating step-in rights, and conditionally assigning its Development Rights to Developer and Developer is interested in accepting all such rights pursuant to this Development Assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of are hereby acknowledged, the Parties agree as follows:

1.	Assignment of Development Rights.

1.1     Assignment. Subject to the conditions set forth within this Development Assignment, White Mountain hereby assigns, grants, transfers, creates step-in rights, and conveys to Developer all of its development rights, privileges and entitlements with respect to the Desal Plant as set forth in Section 1.2 (“Development Rights”) of this Development Assignment.

1.2     Development Rights. During the (i) Term of this Development Assignment; (ii) surviving any Event of Default, satisfaction, or conversion of the Convertible Promissory Note into Series A Shares; and (iii) in good faith consultation with White Mountain, Developer will have the unilateral discretion and exclusive right to perform the following:

(a)	Provide, arrange, and or facilitate the financing (both in terms of the equity and project finance) (“Development Funding”) as needed for the requisite Desal Plant CAPEX;

(b)

Negotiate and execute all needed project management agreements with the water technology company of Developer’s exclusive selection (“Operating Water Company”) which will supply the technology, equipment, operations and maintenance required for the Desal Plant;

(c)	Exclusively select any and all engineering, EPC, and other service providers as deemed necessary or required for the construction and operation of the Desal Plant; and

(d)

Developer shall be the exclusive provider of the Development Funding and assignee of Development Rights and White Mountain shall not retain, hire, or engage in discussions with any other party regarding the provision of services similar to the Development Funding or Development Rights in respect of any jurisdiction.

2.	White Mountain Responsibilities.

2.1     White Mountain Assistance. During the Term of this Development Assignment, White Mountain agrees to perform the following responsibilities as they pertain to the development of the Desal Plant:

(a)

Work in ood faith with Developer by immediately allocating reasonable and necessary resources such as time by its directors and or officers to establish legally binding offtake agreement(s) with external third parties for treated water arising from the Desal Plant;

(b)

Work in good faith with Developer to establish a legally binding offtake agreement (i) between White Mountain and the eventual Project Entity that will independently own the Desal Plant (ii) which ensures the that the mining operations at the Cerro Blanco Project will have its required uninterrupted water supply. It is expected that the total volume needed for the mining operations at the Cerro Blanco Project will not exceed 250 liters per second;g

(c)

In the event that the demand for water produced by the Desal Plant is in excess of 1,000 liters per second, White Mountain will work in good faith with Developer and provide necessary internal resources to obtain the necessary modifications to the EIS and other required permits to increase the volume of permitted intake of seawater into the Desal Plant; and

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(d)

Work in good faith with Developer to facilitate any other rights, contracts, and or other easements which may arise during the development of the Desal Plant as determined by Developer and White Mountain.

3.	Desal Plant Ownership:

3.1     Project Entity. In the event that Development Funding requires that a new entity be created for the establishment of the Desal Plant (a “Project Entity”), then the Parties agree to the ownership ratio in the Project Entity as set forth in Section 3.2 of this Development Assignment.

3.2     Equity Split.

(a)      In addition to the payments made to Developer under the operative offtake agreement, the Developer and its affiliates shall maintain at least an 80% interest in the Desal Plant (“Developer Equity”). White Mountain shall receive no greater than 20% interest in the Desal Plant (“White Mountain Equity”). The Parties agree that the Equity Split may be structured in any manner determined appropriate by the Developer and or its affiliates, in their sole discretion, which may include, among other things, a direct equity interest in Desal Plant, an interest in the profits of the Desal Plant, or any other interest which provides Developer with a direct or indirect interest in the Desal Plant.

(b)      In the event that the Parties determine that debt financing for the Desal Plant would be in the best interests of all the Parties, Developer and White Mountain will negotiate in good faith to determine an equity split which is within industry standards for such a debt financed project.

3.3      White Mountain Water Provided by the Project Entity. As referenced in Section 2.1(b), Parties shall establish a mutually agreed upon binding offtake agreement to supply the mining operations at the Cerro Blanco Project with the uninterrupted water supply required for commercial operation of the Cerro Blanco Project. White Mountain will enter into a binding offtake agreement with the Project Entity to purchase a minimum of 200 liters per second water from the Desal Plant for use in its mining operations at the Cerro Blanco Project at market prices or other preferred arrangement corresponding to the Development Funding needs.

3.4      Developer Interests. In addition to any Equity Split in the Project Entity, Developer shall also receive:

a)	The same class and type of equity as White Mountain;

b)	Customary drag-along and tag-along rights, such that it shall receive the right to exit on the same terms as White Mountain;

c)	A right of first refusal in respect of any sale or transfer of White Mountain’s interest in the Project Entity;

d)	The right to appoint at least one director, manager or equivalent position of the Project Entity, which individual shall have input with respect to business development issues;

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e)	Preemptive rights in respect of any new equity issued in the Project Entity, such that Developer will have the right to maintain its percentage equity ownership;

f)

The right to approve material transactions relating to the Project Entity, including, without limitation, capital expenditures, a sale of all or substantially all of the assets of the Project Entity, any new issuance of equity of the Project Entity, any change in the rights of the terms of the equity granted to Developer, the creation of any class of equity of the Project Entity, and the admission of any new member or stockholder of the Project Entity; and

g)

The ability to put its equity interest in the Project Entity to White Mountain or the Project Entity at a price equal to fair market value upon the occurrence of certain events, including a breach or violation by White Mountain of any of the terms set forth within this Development Assignment.

4.	Costs and Expenses.

4.1      The Parties Expenses. Except as explicitly provided in this Development Assignment, each of the Parties shall bear their own expenses incurred in connection with the preparation, negotiation, execution and performance of this Development Assignment, including the provision of the Development Rights hereunder.

5.	Non-Solicitation of Personnel.

During the Term of this Development Assignment and for a period of one (1) year following its expiration or termination, neither party shall directly approach, counsel, or attempt to induce any person who is then an employee or independent consultant of the other party to terminate his or her employment with or engagement by the other party, or employ, engage or attempt to employ or engage any such person. Notwithstanding the foregoing, both parties agree that each party may publicly post job offerings in the normal course of business, and such posting and any employment or engagement resulting therefrom shall not breach the above prohibitions in this paragraph.

6.	Non-Competition.

During the Term of this Development Assignment and for a period of two (2) years following its expiration or termination, White Mountain shall not, directly or indirectly, own, manage, control, participate in, consult with, render services for, receive any economic benefit from or exert any influence upon, or in any manner engage in or represent any business within Latin America that is competitive with the Developer.

7.	Confidential Information.

7.1     The Parties have an existing mutual nondisclosure agreement dated June 23, 2015 which is also incorporated into this Development Assignment.

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8.	Term.

This Development Assignment shall continue in full force and effect for a period of forty-eight (48) months from the Effective Date and shall automatically be extended for additional one (1) year at the Developer’s sole discretion.

8.1     Good Faith Duty within Term. During the Term of this Development Assignment, the Parties agree that Developer shall only continue to have Development Rights (i) as long as Developer continues to work and perform under good faith and (ii) in the event that Developer does not perform under Section 1.2(a) of this Development Assignment by providing, arranging, or facilitating a financial commitment for phase one for the Desal Plant and or the Project Entity within eighteen (18) months of the Effective Date, the Developer shall not maintain its Development Rights unless agreed to in writing by the Parties.

9.	Notice.

Any notices required or allowed hereunder shall be in writing and given by registered air mail letter, recognized international courier, or by email to the parties at the following addresses or to such other address as may be furnished by one party to the other:

Developer:

NEXO Water Ventures, LLC
68 South Main St., 8th Floor
Salt Lake City, UT 84101
Attn: Andrew Sloop
asloop@nexocapitalpartners.com

White Mountain:

White Mountain Titanium Corp
225 S. Lake Avenue, Suite 300
Pasadena, CA 9110
Attn: Ron Vance
ron@vancelaw.us

10.	Independent Contractors.

This Development Assignment does not create a principal or agent, employer or employee, partnership, joint venture, or any other relationship except that of independent contractors between the parties. Nothing contained herein shall be construed to create or imply a joint venture, principal and agent, employer or employee, partnership, or any other relationship except that of independent contractors between the parties, and neither party shall have any right, power or authority to create any obligation, express or implied, on behalf of the other in connection with the performance hereunder.

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11.	Authority.

Each of the Parties represents and warrants that it has full organizational power and authority to enter into this Development Assignment; that this Development Assignment is a binding and enforceable obligation of such party, subject to bankruptcy, insolvency and other laws affecting creditors’ rights generally; and that the individual executing this Development Assignment on behalf of such party has all necessary power and authority to bind such party as set forth herein.

12.	Assignment.

This Development Assignment may be transferred or assigned by Developer without the prior written consent of White Mountain; either party, without written consent but with notice to the other Party, may assign its rights and obligations under this Development Assignment in connection with a transfer or sale of all or substantially all its assets or to a successor entity or acquirer in the event of a merger, consolidation or change of control of either party.

13.	Entire Agreement.

This Development Assignment constitutes the entire agreement and understanding between the Developer and White Mountain with respect to the subject matter hereof and supersedes and replaces all prior understandings and/or agreements with respect thereto.

14.	Governing Law; Venue.

This Development Assignment shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to its principles of conflicts of laws. The Parties agree that the venue for any dispute, action or claim arising out of this Development Assignment shall be the State of Utah and consent to submit to the jurisdiction of any state or federal court located in the State of Utah in connection with any such dispute, action or claim.

15.	Counterparts; Facsimiles.

This Development Assignment may be executed in any number of counterparts, but all of such counterparts together shall constitute one and the same Development Assignment. Facsimile or electronic PDF transmission of executed pages shall constitute valid execution and delivery.

IN WITNESS WHEREOF, the parties hereto have executed this Development Assignment as of the date first above written.

DEVELOPER		WHITE MOUNTAIN

By:		By:
	Name: Andrew G. Sloop		Name: Michael P. Kurtanjek
	Title: Partner		Title: Interim Chief Executive Officer

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